Exhibit 10.8
LEASE
BETWEEN:
674951 ONTARIO LIMITED
- and –
ELOQUA CORPORATION
GOODMAN AND CARR
Suite 2300
200 King Street West
Toronto, Ontario
M5H 3W5

SCHEDULES AND APPENDICES

SCHEDULE “A”	Plan of Building	28
SCHEDULE “B”	Legal Description	29
SCHEDULE “C”	Landlord’s and Tenant’s Work	30
SCHEDULE “D”	Rules and Regulations	31

THIS INDENTURE made the 10th day of February, 2005.
IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT
B E T W E E N:

674951 ONTARIO LIMITED,

(herein called the “Landlord”)

OF THE FIRST PART.

- and -

ELOQUA CORPORATION

(herein called the “Tenant”)

OF THE SECOND PART.
1. DEMISE
(a) In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant rents from the Landlord, Suite No. 214 (the “Leased Premises”), containing a rentable area of approximately Twelve Thousand Six Hundred Ninety Five (12,695) square feet (including a 12% surcharge of net area to cover the proportion of the Common Areas of the Building in which the Leased Premises are located which is chargeable to the Leased Premises), and being located as shown outlined in red on Schedule “A” attached, in one of the buildings (the “Building”) erected upon the lands (the “Lands”) situate, lying and being in the City of Toronto, in the Municipality of Metropolitan Toronto (as more particularly described in Schedule “B” attached), and municipally known as 543 Richmond Street West, Toronto. The demise of the Leased Premises, as aforesaid, includes, without limitation, the windows, exterior walls and to the centre of the interior walls comprising the Leased Premises.
(b) Prior to the Commencement Date, the Landlord shall provide to the Tenant its architect’s certification of the rentable area of the leased premises whose determination shall be binding upon the parties.
(c) The Tenant shall have the non-exclusive right, at all times, in common with others entitled thereto, to the use of the common driveways, entrances and exits, roadways, pedestrian walkways, loading and unloading docks, service areas and all other common areas and facilities of the Building and the Lands (the “Common Areas and Facilities”) provided from time to time by the Landlord. However, the Landlord shall have the right to make all such changes, improvements or alterations as the Landlord may, in its sole discretion, from time to time decide in respect of the Building and the Common Areas and Facilities, including, without limitation, the right to change the location and layout of the parking areas. Any such changes, improvements or alterations shall be carried out by the Landlord with a view to minimizing, to the extent reasonably possible under the circumstances, interference with the Tenant’s use of the Building and the Common Areas and Facilities. The use of all Common Areas and Facilities shall be subject to the provisions of this Lease and to the rules and regulations made by the Landlord with respect thereto from time to time.
(d) The Tenant hereby acknowledges that postal delivery within the Building is made to post boxes located on the ground floor of the Building. The Tenant’s post box number is P.O. Box 103
(e) The Tenant acknowledges and agrees that it is accepting possession of the Leased Premises in an “as is” condition as of the Commencement of the Term and that the Landlord has no responsibility or liability for making renovations, alterations or improvements in or to the Leased Premises, save and except for the Landlord’s Work, if any, set out in Schedule “C” attached hereto. All further renovations, alterations or improvements in or to the Leased Premises are the sole responsibility of the Tenant and shall be undertaken or completed at the Tenant’s expense and strictly in accordance with the provisions of this Lease.

2. TERM
(a) To have and to hold the Leased Premises, unless sooner terminated as hereinafter provided, for and during the term (the “Term”) which shall be the period of Five (5) years to be computed from and inclusive of the 1st day of November, 2005, (the “Commencement Date”) and to be fully complete and ended on the 31st day of October, 2010;
(b) Provided, and it is hereby agreed, that if due to the failure of the Landlord for any reason whatsoever to complete the Landlord’s work set out in Schedule “C” attached or to make available the services which the Landlord is hereby obligated to furnish (other than as a result of the Tenant not providing complete plans and specifications for the construction of the Leased Premises in a timely manner in accordance with the provisions of Schedule “C”, in which case there shall be no delay in the commencement date and no abatement of any part of the rent), the Leased Premises or any part thereof are not ready for occupancy by the Tenant on the Commencement Date as set out in Paragraph 2(a) hereof, no part of the rent or only a proportionate part thereof in the event that the Tenant shall occupy a portion of the Leased Premises, shall be payable for the period prior to the date when the Leased Premises are ready for occupancy and the full rent shall accrue only after such aforementioned date. The Tenant hereby agrees to accept such abatement of rent in full settlement of any and all claims which the Tenant may otherwise have by reason of the Leased Premises not being ready for occupancy on the Commencement Date, and in such event, the commencement and expiration dates of the Term as set out in Paragraph 2(a) hereof shall be extended accordingly. Provided further, that when the Landlord has substantially completed the Leased Premises in accordance with the provisions of this Lease and the Construction Lien Act (Ontario) and amendments thereto, delivered possession of the Leased Premises to the Tenant and made available the required services, the Tenant shall not be entitled to any abatement of rent for any delay in occupancy due to the Tenant’s failure to complete all installations or other work required to be completed by the Tenant in accordance with the provisions of this Lease or for the purpose of carrying on its business operations in the Leased Premises. The decision of the Landlord’s architect or engineer shall be final and binding upon both parties hereto as to whether or not the Leased Premises are ready for occupancy by the Tenant and, if necessary, as to the portion of the Leased Premises that are available for occupancy.
(c) The Tenant shall, upon receipt of Notice from the Landlord, execute an acknowledgment of the actual Commencement Date of the Term no later than the date on which the Tenant commences business in or from the Leased Premises. The Tenant shall not have any right to occupy any part of the Leased premises prior to the Commencement Date of the Term, as aforesaid, unless the Tenant first obtains the prior consent of the Landlord.
(d) Following execution of this Lease and substantial completion of its leasehold improvements, but in no event earlier than April 1, 2005, the Tenant shall be permitted to occupy the Leased Premises for the purpose of conducting its business therein, provided it shall comply with and abide by all the terms and conditions of this Lease, save and except for the payment of Minimum Rent and its share of Realty Taxes and Operating Costs. The Tenant will be responsible for the payment of its share of Hydro Charges while in occupancy prior to the Commencement Date which costs are estimated to be $1.75 per square foot. Without limiting the generality of the foregoing, the Tenant shall ensure it complies with all covenants and obligations with respect to insurance while occupying the Leased Premises prior to the Commencement Date.
3. USE OF PREMISES
          The Tenant shall continuously, actively and diligently use and occupy the Leased Premises only for general business offices and for no other purpose. The Tenant, in the use and occupation of the Leased Premises and in the prosecution or conduct of the foregoing business therein, shall comply with the requirements of all laws, ordinances, rules and regulations of the federal, provincial and municipal authorities and with any direction or certificate of occupancy issued pursuant to any laws by any public officer or officers. The Tenant shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious, or offensive trade or business and will not cause or maintain any nuisance in, at, or on the Leased Premises.

4. RENT
          The Tenant shall pay from and after the Commencement Date and throughout the Term, to the Landlord, in lawful money of Canada, without any prior demand therefor, and without any deduction, abatement, set-off or compensation whatsoever, as Annual Minimum Rent (the “Minimum Rent”), the sum of One Hundred Thirty Thousand Eight Hundred Eighty Five Dollars and Forty Five Cents ($130,885.45), payable in equal consecutive monthly instalments of Ten Thousand Nine Hundred Seven Dollars and Twelve Cents ($10,907.12), each in advance on the first day of each calendar month throughout the Term. The Minimum Rent is based upon an annual rate of Ten Dollars and Thirty One Cents ($10.31) per square foot of the rentable area of the Leased premises.
          If the Term commences on any day other than the first or ends on any day other than the last day of a calendar month, all rent for the fractions of a month at the commencement or expiration of the Term shall be pro-rated on a per diem basis based on a period of three hundred and sixty-five (365) days.
          At the request of the Landlord, the Tenant shall present to the Landlord at the commencement of each year throughout the Term, a series of monthly postdated cheques for each such year of the Term in respect of the aggregate of the monthly payments of annual Minimum Rent and any payments of additional rent estimated by the Landlord in advance, and any other payments required by this Lease to be paid by the Tenant monthly in advance.
5. PAYMENT
          All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord at the Landlord’s office at 555 Richmond Street West, Toronto, Ontario, M5V 3B1, attention Property Manager, or to such agent of the Landlord or at such other place or address as the Landlord shall hereafter from time to time direct in writing to the Tenant.
6. DEPOSIT
See Rider “A” page 3B
7. ADDITIONAL RENT
          Any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum Rent), shall be deemed and paid as additional rent, whether or not the same are designated as “additional rent” hereunder, or whether or not the same are paid to the Landlord or otherwise, and all such sums whether or not the same are paid to the Landlord or otherwise, are to be payable in lawful money of Canada without any deduction, set-off or abatement whatsoever. Additional rent is due and payable with the next monthly instalment of Minimum Rent, unless otherwise provided herein, but in any event, such additional rent is not payable as part of Minimum Rent. Additional rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly instalments in advance with annual adjustments, if necessary, and all additional rent is deemed to be accruing due on a day to day basis.

Rider “A”
(a) DEPOSIT
     The Tenant hereby deposits with the Landlord as security for the prompt performance and observance by the Tenant of all of the terms, covenants, conditions and provisions of this Lease the sum of Thirty Thousand Dollars ($30,000.00) (the “Deposit”) to be held by the Landlord without interest and applied as follows:
(i)	If the Tenant complies with all of the terms, covenants, and conditions under this Lease and is not otherwise in default under this Lease, then the first Twenty Thousand Dollars ($20,000.00) of the Deposit shall be applied and credited to the Tenant on account of Minimum Rent and the Tenant’s proportionate share of Realty Taxes, Operating Costs and Utility Charges (excluding GST) otherwise payable beginning on January 1, 2006 and shall continue to be applied towards same until exhausted; and
(ii)	If Tenant complies with all of the terms, covenants, and conditions under this Lease and is not otherwise in default under this Lease, , then the balance of the Deposit, namely Ten Thousand Dollars ($10,000.00) shall be applied and credited to the Tenant on account of Minimum Rent and the Tenant’s proportionate share of Realty Taxes, Operating Costs and Utility Charges (excluding GST) otherwise payable beginning on January 1, 2007 and shall continue to be applied towards same until exhausted.
The Landlord shall be entitled, at its sole discretion, to apply the amount of the balance of the Deposit as set out in the immediately preceding subparagraphs to any damage resulting from any default by the Tenant of the covenants and obligations hereunder or towards the payment or reduction of any claim of the Landlord against the Tenant.
(b) Irrevocable Standby Letter of Credit
                    The Tenant shall provide, in a form acceptable to the Landlord acting reasonably, within five (5) business days of its execution of the Lease and prior to its occupancy of the Leased Premises, an Irrevocable Standby Letter of Credit for Ninety Thousand Dollars ($90,000) from one of the five largest Canadian Banks (the “Letter of Credit”) in favour of the Landlord which shall contain the provision that the Landlord has the right to draw upon the Letter of Credit if the Tenant defaults in the performance or observance of any of the terms, covenants or conditions of this Lease as and when the same are due to be performed by Tenant. Then the Landlord, at its option, may appropriate and apply all or any part of the Letter of Credit to cure such default, or on account of any losses or damages sustained by Landlord as a result of such default. Additionally, the Letter of Credit shall contain the following wording:
     In the event that:
(i)	the Tenant makes an assignment for the benefit of creditors or commits any act of bankruptcy as defined in the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, or any successors thereto, or, becoming bankrupt and insolvent, takes the benefit of any Act now or hereafter in force for bankrupt and insolvent debtors; or
(ii)	any order is made for the winding-up or liquidation of the Tenant, or the Tenant voluntarily commences winding-up procedures or liquidation; or
(iii)	any order or appointment is made for an interim receiver, a receiver or a receiver and manager of the Tenant; or

3b

(iv)	the Lease has been terminated by the Landlord in accordance with the provisions of the Lease because of the Tenant’s default under the Lease, or has otherwise been forfeited and determined, prior to its expiry date otherwise than by mutual consent of the parties thereto; or
(v)	the Lease is terminated pursuant to any disclaimer, repudiation or surrender by a trustee in bankruptcy of the Tenant or by an interim receiver, receiver, receiver/manager, or liquidator of the Tenant or pursuant to operation of law, court order, or as a result of any other proceedings or rights to do so pursuant to any debtor protection legislation, and the Landlord determines that it has or will suffer damages as a result thereof;
then the Landlord may draw upon this Letter of Credit, in full or any portion thereof remaining outstanding, and the Landlord shall be entitled to retain such amount as agreed liquidated damages, despite any termination of the Lease by any disclaimer, repudiation or surrender of this Lease by a trustee in bankruptcy, or by an interim receiver, receiver, receiver/manager, or liquidator of the Tenant, or by operation of law or a court order, and the Issuing Bank shall honour such demand.
Provided the Tenant is not in material default of the terms and conditions of the Lease, the Letter of Credit is to be automatically reduced by the following amounts at its automatic renewal on the following dates:
a.	Upon automatic renewal of the Letter of Credit on January 1, 2007, the amount will be reduced to EIGHTY THOUSAND ($80,000.00) DOLLARS CANADIAN;

b.	Upon automatic renewal of the Letter of Credit on January 1, 2008, the amount will be reduced to SIXTY THOUSAND ($60,000.00) DOLLARS CANADIAN;

c.	Upon automatic renewal of the Letter of Credit on January 1, 2009, the amount will be reduced to FORTY THOUSAND ($40,000.00) DOLLARS CANADIAN;

d.	Upon automatic renewal of the Letter of Credit on January 1, 2010, the amount will be reduced to TWENTY THOUSAND ($20,000.00) DOLLARS CANADIAN;

e.	Provided the Tenant has performed all its obligations pursuant to the Lease, the Letter of Credit shall expire on November 30, 2010.

3c

8. RENT AND ADDITIONAL PAST DUE
          If the Tenant fails to pay, when the same is due and payable, any rent or additional rent payable by the Tenant under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the lesser of the rate of eighteen percent (18%) per annum (one and one-half percent (1-1/2%) per month compounded annually), or the maximum annual rate permitted by law.
9. TENANT’S COVENANTS
     The Tenant covenants with the landlord
(a) Payment of Rent
     To pay Minimum Rent and additional rent in the manner and at the times herein reserved.
(b) Business Taxes
          That in each and every year during the Term, the Tenant shall pay as additional rent and discharge within ten (10) days after the same becomes due and payable, all taxes, rates, duties, assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Leased Premises and every tax and licence fee in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant and any and every permitted occupant of the Leased Premises (other than corporate income, profits or excess profits taxes assessed upon the income of the Landlord), whether any such assessment tax, rate duty or licence fee is charged by any federal, municipal, provincial, school or other bodies during the Term. The Tenant will indemnify and keep indemnified the Landlord form and against payment for all loss, costs, charges and expenses, occasioned by or arising from any and all such taxes, levies, rates, duties assessments, licence fees (including all real property taxes pursuant to Paragraph 9 (c) hereof), and any and all taxes which may in the future be levied in lieu thereof or in addition thereto. Any such loss, costs, charges and expenses suffered by the Landlord pursuant to this paragraph 9(b) may be collected by the Landlord as rent with all rights of distress and otherwise as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon the request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection receipts for payment of all taxes, rates, duties, assessments and other charges payable by the Tenant pursuant to this Paragraph 9(b) which were due and payable up to one month prior to such request and will furnish such other information in connection therewith as the Landlord may reasonably require. Provided further, if the Tenant or any permitted occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as additional rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the permitted occupant of the Leased Premises.

(c)    Realty Taxes
(i) That the Tenant will, as additional rent, in each and every year during the Term and within the time or times hereinafter provided, pay directly to the Landlord or to the taxing authority as the Landlord may direct from time to time, and discharge all real property taxes (including local improvement rates, impost charges or levies), rates, duties and assessments of any nature or kind that may be levied, rated, charged or assessed against the Leased Premises or any part thereof, from time to time by any taxing authority, whether federal, provincial, municipal, school or otherwise, and including, but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or as a substitute for or in addition to such real property taxes or on account of the Landlord’s ownership of the Lands and the Building, whether of the foregoing character or whether same existed at the commencement of the Term (collectively “real property taxes”).
(ii) If there are separate real property tax bills and separate real property assessment notices for the Leased Premises, the Tenant agrees to provide the Landlord within ten (10) days after demand therefor by the Landlord with a copy of any separate real property tax bills and separate real property assessment notice for the Leased Premises. The Tenant will, upon request, promptly deliver to the Landlord receipts for payment of all such real property taxes paid to any such taxing authorities, as aforesaid, and will furnish and deliver all such other information in connection therewith as the Landlord may reasonably require. The Tenant shall pay to the Landlord its proportionate share of all real property taxes levied or assessed against the Common Areas and Facilities of the Building on the basis of a separate real property tax bill and separate real property assessment notice for such Common Areas and Facilities.
(iii) If there is not a separate real property tax bill and separate real property assessment notice for the Leased Premises and the Common Areas and Facilities, the Tenant shall pay its share (the “Tenant’s Share”) of such real property taxes (including local improvement taxes and rates) which may be levied, rated, charged or assessed by any lawful taxing authority against the lands, buildings and improvements comprising the Building (including the Common Areas and Facilities) or on account of the Landlord’s ownership of them within the time or times hereinafter provided. The Tenant’s Share shall be determined by the Landlord, acting reasonably and equitably, by allocating property taxes amongst the tenants of the Building. Realty Taxes shall in every instance be calculated on the basis of the total Rentable Area of the Building being assessed as fully leased and operational.
(iv)	Payment of Tenant’s Share of Realty Taxes
     The amounts payable by the Tenant pursuant to this Paragraph 9(c) may be estimated by the Landlord and shall be payable by the Tenant for the period covering the first nine (9) months of each calendar year throughout the Term or as may be estimated by the Landlord for such other period or periods as the Landlord may determine from time to time. The Tenant shall pay to the Landlord the Tenant’s share as so estimated of such amount in monthly instalments in advance on the first day of each calendar month during such period, together with all other rental payments provided for in this Lease. Notwithstanding anything hereinbefore contained, if at the time when payment by the Landlord of the real property taxes (including local improvement rates), whether interim, instalment or final is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such real property taxes, the Tenant shall forthwith, upon demand, pay, as additional rent, the Tenant’s share, determined as aforesaid of the amount of any such deficiency to the Landlord. When the final real property tax bill in any year has been received, which relates to the period for which such estimated payments have been made by the Tenant, as aforesaid, the parties hereto agree to adjust all payments made by the Tenant on account of real property taxes in accordance with such final real property tax bill. The Tenant shall pay the Tenant’s proportionate share (as defined in paragraph 11(b) of this Lease) of any and all costs and expenses incurred by the Landlord in respect of any appeal or contestation conducted by the Landlord of the real property taxes levied or assessed against the Building.
(d) Utilities
(i) That the Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity, telephone and any and all other utilities used or consumed in, or, any other charges levied or assessed on or in respect to, the Leased Premises, and for all fittings, machines, apparatus or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Should the Landlord elect to supply water, gas, electricity, and/or sewer services for the Building, or any other utility used or consumed, or to be used or consumed, in the Leased Premises, the Tenant shall purchase and pay for the same as additional rent payable on demand to the Landlord, at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Building or to the Leased Premises, whether or not supplied by the Landlord or others.
(ii) If requested by the Landlord, or if included as part of the Tenant’s work in respect of the Leased Premises, the Tenant prior to the commencement of the Term shall install, at its sole cost and expense, any and all separate meters which are necessary in order to measure the consumption of utilities or services used or consumed on the Leased Premises. In the event that separate meters are not available or cannot be installed in the Leased Premises, the Tenant shall pay the Tenant’s proportionate share (as defined in Paragraph 11 (b) of this Lease) of the total cost incurred by the Landlord in the supply of all utilities and services to the Building. Without in any way limiting the provisions of this Paragraph 9(d)(ii), if at any time during the Term, the Landlord shall determine, in its sole discretion, that the Tenant’s use of any utility or service, including, without limitation, water, used or consumed on the Leased Premises is in any way unusual or of an excessive nature, the Landlord may, at its option and at the sole cost and expense of the Tenant, install in the Leased Premises a separate meter or submeter with respect to any such utility or service, including, without limitation, a separate meter for the measurement of hot and cold water, whereupon the Tenant’s cost in connection with any such utility or service shall be determined in accordance with such separate meter or submeter.
(e) Repairs
          That the Tenant shall, at its sole cost and expense and at all times, keep and maintain the whole of the Leased Premises and every part thereof (including, without limitation, all entrances, glass, doors, fixtures, equipment (including without limitation any plumbing, heating air-conditioning and ventilation equipment in the Leased Premises) and appurtenances thereof and improvements thereto) in good order and first class condition and shall promptly make all needed repairs and replacements therein and thereto and, without limiting the generality of the foregoing, the Tenant shall keep the Leased Premises well painted, clean and in a tidy condition, all as a careful owner would do.
(f) Entry by Landlord
          That it shall be lawful for the Landlord and its agent(s) at all reasonable times during the Term, on reasonable prior notice, during normal business hours, to enter the Leased Premises to inspect the condition thereof. Where an inspection reveals that repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing, and immediately thereafter the Tenant will forthwith proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the satisfaction of the Landlord, so as to complete same within the time or times provided for in the notice delivered by the Landlord as aforesaid. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Provided further, that if the Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of the Landlord as required pursuant to the provisions of Paragraph 9(e) hereof or in accordance with any notice received from the Landlord pursuant to the provisions of this Paragraph 9(f), the Landlord may, but shall not be obligated to, make such repairs or replacements without liability to the Tenant for any loss or damage which may occur to the Tenant’s property or to the Tenant’s business by reason thereof and upon completion, the Tenant shall forthwith pay upon demand the Landlord’s cost for making any such repairs or replacements plus a sum equal to fifteen percent (15%) thereof for overhead, as additional rent. The Tenant agrees that the making of any repairs or replacements by the Landlord pursuant to this Paragraph 9(f) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.
(g) Surrender of Leased Premises
     That, at the expiration or sooner termination of the Term, the Tenant shall peaceably surrender and yield up vacant possession of the Leased Premises to the Landlord in as good condition and repair, normal wear and tear excepted, as the Tenant is required to maintain the Leased Premises throughout the Term. The Tenant shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combinations of all locks, safes and vaults of any kind in the Leased Premises. The Tenant shall, however, if requested by the Landlord, remove at its sole cost and expense all improvements, erections, alterations, fixtures or other appurtenances made, placed or erected by the Tenant at any time or times prior to or during the Term in or on the Leased Premises and shall repair, at its sole cost and expense, all damage to the Leased Premises caused by their installation and/or removal. The Tenant’s obligation to observe and perform the covenant contained in this Paragraph 9(g) shall survive the expiration or sooner termination of the Term. (see Section 33(b) Removal of leasehold Improvements by Tenant)
(h) Heat
     To heat, at its own expense, from heating equipment originally supplied by the Landlord, the Leased Premises to a degree sufficient to protect the Leased Premises and their contents from damage by cold or frost, and to operate, maintain, repair or, if necessary, replace, at its own expense, such heating and other mechanical equipment originally supplied by the Landlord. Further, the Tenant will, at the expiration or sooner termination of the Term, peacefully yield up unto the Landlord such heating equipment and all other equipment and appurtenances thereto in good and substantial repair and condition.
(i) Public Orders
     That the Tenant shall, at its sole cost and expense, comply with all provisions of law, including without limiting the generality of the foregoing, the requirements of all federal, provincial and municipal legislative enactments, by-laws or regulations now or hereafter in force which relate to the Leased Premises and the conduct of business therein, or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant will further comply with all police, fire, health and sanitary regulations imposed by any governmental authorities or made by fire insurance underwriters.
(j) Assignment and Subletting
(i) That the Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of, all or any part of the Leased Premises by any other person, firm or corporation (all of the foregoing being hereinafter referred to as a “transfer”) without the prior consent of the Landlord in each instance, which consent shall not be unreasonably withheld, subject to the provisions of subparagraph (ii) of this Paragraph 9(j). The consent by the Landlord to any transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent transfer. This prohibition against a transfer is construed so as to include a prohibition against any transfer by operation of law and no transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a transfer. If there is a permitted transfer of this Lease, the Landlord may collect rent from the assignee, subtenant or occupant (all of the foregoing being hereinafter collectively referred to as the “transferee”), and apply the net amount collected to the Minimum Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of this covenant or the acceptance of the transferee as Tenant or a release of the Tenant for the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document evidencing the Landlord’s consent to a transfer of the Lease, if permitted or consented to by the Landlord shall be prepared by the Landlord’s solicitors, and all legal fees with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions contained in this Lease as if such transferee had originally executed this Lease as Tenant. . Notwithstanding that any such transfer is permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the transferee upon this Lease and shall not be released from performing any of the terms, covenants and conditions contained in this Lease
     (ii) Landlord’s Option
     If the Tenant intends to effect a transfer of all or any part of the Leased Premises or this Lease, in whole or in part, or of any estate or interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the name of the proposed transferee and shall provide such information with respect thereto, including, without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed transferee as the Landlord requires, and the Landlord shall, within thirty (30) days thereafter, notify the Tenant in writing either, that (a) it consents or does not consent to the transfer, or (b) it elects to cancel this Lease in preference to the giving of such consent.
     (iii) Consideration on Transfer
     Any increased Minimum Rent or bonus or consideration in excess of the rental payable under this Lease payable by any transferee shall be the property of the Landlord and paid directly to the Landlord as additional rent. In addition, any other money or other value that is attributable to the desirability of the location of the Leased Premises or to leasehold improvements that are owned by the Landlord or that the Landlord has paid for in whole or in part and which is to be paid by any transferee shall be paid to the Landlord as additional rent.
     (iv) No Advertisement
     The Tenant shall not print, publish or display any notice or advertisement advertising the whole or any part of the Leased Premises for the purpose of assignment or subletting without the prior approval by the Landlord, such approval not to be unreasonably withheld, of the complete text or format of any such notice or advertisement.

(k) Corporate Ownership
     That if the Tenant is a corporation or if the Landlord has consented to a transfer of this lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition or by subscription from time to time of all-or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or an affiliate of the Tenant (as those terms are defined pursuant to the Business Corporations Act (Ontario) and amendments thereto) which result in any change in the present effective voting control of the Tenant by the parties holding such voting control at the date of execution of this Lease (or at the date a transfer of this Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, shall entitle the Landlord to terminate this Lease upon five (5) days written notice to the Tenant. If the Landlord elects to cancel this Lease as aforesaid, the Tenant shall have the right to advise the Landlord within five (5) days after written notice of the Landlord’s election to terminate this Lease that the Tenant elects to have this Lease reinstated by the transfer, sale, assignment or other disposition (the “re-transfer”) from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as of the date of execution of this Lease (or at the date that a transfer of this Lease to a corporation is permitted). If the Tenant effects such re-transfer within ten (10) days following receipt of notice of the Landlord’s election, and forthwith thereafter provides the Landlord with evidence satisfactory to the Landlord of such re-transfer, this Lease will be reinstated as of the date of the termination by the Landlord as aforesaid. If this Lease is terminated the Landlord may re-enter and take possession of the Leased Premises whereupon the Landlord’s rights and remedies contained in Paragraph 14 hereof shall apply. The Tenant shall make available to the Landlord all corporate books and records of the Tenant for inspection at all reasonable times in order to ascertain whether there has been any change in control. Provided, notwithstanding anything contained in this Paragraph 9(k) to the contrary, the provisions of this paragraph shall not apply to the Tenant if at such time (a) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States, or (b) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid. The Tenant will not be required to get consent from the Landlord but will provide advance written notice to the Landlord in the case of a change in the shareholdings of the Tenant resulting from the listing of the Tenant’s shares on any recognized exchange and the transfer and/or subscription of less than 45% of the outstanding issued shares from one party to another.
(I) Nuisance
     That the Tenant will not do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises, the doing or omission of which, as the case may be, shall be or result in any nuisance or menace to the Landlord or to the other tenants of the Building, and including, without limitation, the Tenant shall not keep in, on or around the Leased Premises any animals, birds or other pets; and that no machinery shall be used on the Leased Premises which shall cause any undue vibration in or to the Leased Premises, and if the Landlord or any other occupants of the Building shall complain that any machinery or operation thereof in or on the Leased Premises is a nuisance to it or them, as the case may be upon receiving notice thereof, the Tenant will immediately cease such nuisance.
10. INSURANCE
(a) Landlord’s Insurance
(i) Subject to the provisions of Paragraph 11 hereof, the Landlord shall, at all times throughout the Term of this Lease, take out and maintain insurance covering:
(1) the Building (excluding the foundations and excavations) and the machinery, boilers and equipment contained therein and owned by the Landlord (specifically excluding any property with respect to which the Tenant and the other tenants of the Building are obliged to insure pursuant to Paragraph 10(b) hereof or similar sections in their respective leases) against damage by fire and extended perils coverage including (where applicable) sprinkler leakage, earthquake, flood and collapse in an amount of not less than the full replacement cost thereof, and with such reasonable deductions as would be carried by a prudent owner of a similar building, having regard to the size, age and location of the Building;
(2) the repair and replacement of boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus on a broad form blanket coverage basis;
(3) loss of insurable gross profits attributable to all perils insured against by the Landlord or commonly insured against by prudent landlords, including loss of all rentals receivable from tenants in the Building in accordance with the provisions of their respective leases, including Minimum Rent and additional rent in such amount as a prudent landlord would insure;
(4) public liability and property damage including the exposure of personal injury, bodily injury, property damage occurrence, owner’s protective coverage and contractual obligations coverage, in such reasonable amounts and with such reasonable deduction as would be carried by a prudent owner of a similar building, having regard to the size, age and location of the Building; and
(5) any other form of insurance which the Landlord or the Landlord’s mortgagee reasonably requires from time to time for insurable risk and in amounts against which a prudent landlord would insure.
(ii) Notwithstanding any contribution by the Tenant to the cost of insurance premiums in respect of the insurance maintained by the Landlord for the Building as herein provided, the Tenant acknowledges and agrees that no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord.
(b) Tenant’s Insurance
(i) The Tenant shall, throughout the Term of the Lease, at its sole cost and expense, take out and keep in full force and effect in the names of the Tenant, the Landlord and the Landlord’s mortgagee, as and to the extent their respective interests may appear, the following insurance:
(1) insurance upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable or installed by or on behalf of the Tenant and which is located within the Building, including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount of not less than one hundred percent (100%) of the full replacement cost thereof, with coverage against, at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse. If there is a dispute to the amount which comprises the full replacement cost, the decision of the Landlord or the Landlord’s mortgagee shall be conclusive;

(2) broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises or relating to or serving the Leased Premises;
(3) business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in subparagraphs (1) and (2) of this Paragraph 10(b), and any other perils commonly insured against by a prudent tenant or attributable to prevention of access to the Leased Premises or the Building as a result of such peril;
(4) public liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability and owners’ and contractors’ protective insurance coverage with respect to the Leased Premises and the Tenant’s use of the Common Areas and Facilities coverage to include the activities and operations conducted by the Tenant and any other parties on the Leased Premises and by the Tenant and any other parties performing work on behalf of the Tenant and those for whom the Tenant is in law responsible in any other part of the Building. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Five Million Dollars ($5,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord or the Landlord’s mortgagee reasonably requires from time to time, and shall not be invalidated as respects the interests of the Landlord and the Landlord’s mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or to the Landlord’s mortgagee;
(5) Tenants’ legal liability insurance for the full replacement cost of the Leased Premises; and
(6) any other form of insurance as the Tenant or the Landlord or the Landlord’s mortgagee reasonably requires from time to time, in form, in amounts and for insurance risks against which a prudent tenant would insure.
(ii) All policies required to be written on behalf of the Tenant pursuant to subparagraphs (1), (2) and (3) of this Paragraph 10(b) shall contain the standard mortgage clause of the Landlord’s mortgagee and shall contain a waiver of any subrogation rights which the Tenant’s insurers have against the Landlord and against those for whom the Landlord is in law responsible, whether such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible.

(iii) All insurance policies of the Tenant shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord’s mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All such policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord’s mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, failure to renew, or termination thereof.
(iv) The Tenant agrees that if the Tenant fails to take out or to keep in force any such insurance referred to in Paragraph 10(b)(i), or should any such insurance not be approved by either the Landlord or the Landlord’s mortgagee, and should the Tenant not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Landlord’s mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith, to affect such insurance at the sole cost and expense of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as additional rent on the first day of the next month following such payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.
(v) If the occupancy of the Leased Premises, the conduct of business in the Leased Premises, or any acts or omissions of the Tenant in the Building or any part thereof, causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums, as additional rent, forthwith after invoices for such additional premiums are rendered by the Landlord. In determining whether increased premiums are caused by or result from the use and occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all requirements of the Insurer’s Advisory Organization (or any successor thereof) or of any insurer now or hereafter in effect, pertaining to or affecting the Leased Premises.
(vi) If any insurance policy upon the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the conditions giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Leased Premises forthwith by leaving upon the Leased Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as contained in Paragraph 14 hereof or (b) enter upon the Leased Premises and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as additional rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.
(vii) The Tenant shall, at its sole cost and expense, replace any plate glass or other glass that has been damaged, broken or removed during the Term and shall at all times keep the plate glass on the Leased Premises fully insured, pay the premiums therefor and provide the Landlord with a certificate of such plate glass insurance.

11.	OPERATING COSTS
(a) In each year of the Term, the Tenant will pay to the Landlord in addition to the Minimum Rent specified in Paragraph 4 hereof, as further additional rent, the Tenant’s proportionate share (as hereinafter defined) of the Landlord’s costs and expenses of maintaining, operating, insuring, repairing, replacing, restoring, supervising and administering (collectively “Operating Costs”) the Building and the Common Areas and Facilities, such costs and expenses to include, without limitation (i) the total costs and expenses incurred by the Landlord in insuring the Building pursuant to Paragraph 10(a)(i) hereof; (ii) real property taxes (including school taxes and local improvement taxes and rates) and all business and other taxes, if any, from time to time payable by the Landlord which are levied or assessed or allocated by the Landlord pursuant to Paragraph 9(c) hereof, against or in respect of the Common Areas and Facilities or against the Landlord on account of its ownership thereof, capital taxes, and tax of any kind on rentals (iii) all expenses incurred or paid by the Landlord in connection with operating, maintaining, managing, lighting, cleaning (including without limitation, the supply of utilities and services in respect of the Common Areas and Facilities, snow and ice removal and clearance), supervising, policing, landscaping, repairing and replacing the Building and all Common Areas and Facilities, including, without limitation, all monies paid to persons, firms or corporations employed by the Landlord to perform same; and (iv) an administration fee of fifteen percent (15%) of Operating Costs.
(b) The term “proportionate share” as used in this Paragraph 11 and elsewhere in this Lease, shall mean a fraction, the numerator of which is the rentable area of the Leased Premises and the denominator of which is the total rentable area of the Building. The Tenant’s proportionate share is approximately 11.5%.
(c) The amounts payable by the Tenant pursuant to this Paragraph 11 may be estimated by the Landlord for such period or periods as the Landlord may determine from time to time, and the Tenant shall pay to the Landlord the Tenant’s proportionate share as so estimated of such amounts in monthly instalments in advance during such period together with all other rental payments provided for in this Lease. Notwithstanding anything contained in this subparagraph (c) to the contrary, at such time as the Landlord expends any money or incurs any charges or expenses in respect of the cost of maintaining, operating, repairing, replacing or administrating the Building and the Common Areas and Facilities thereof, pursuant to Paragraph 11 (a) hereof, or, as soon as bills for all or any portion of the amounts so estimated by the Landlord, as aforesaid, are received, the Landlord may thereafter bill the Tenant for the Tenant’s proportionate share thereof (less all amounts previously paid by the Tenant on the basis of the Landlord’s estimate aforesaid, which have not already been so applied) and the Tenant shall forthwith pay to the Landlord upon demand such amounts so expended or billed, as additional rent. At the end of the period for which such estimated payments have been made, the Landlord shall deliver to the Tenant an audited statement of the actual amounts and costs referred to in this Paragraph 11 and the determination of the Tenant’s proportionate share thereof, and if necessary, an adjustment shall be made between the parties hereto. If the Tenant shall have paid in excess of such actual amounts, the excess shall be refunded by the Landlord within 30 days after delivery of the said statement. If the amount the Tenant has paid is less than such actual amounts, the Tenant agrees to pay to the Landlord any such extra amount or amounts with the next monthly payment of Minimum Rent. Any dispute by the Tenant of any item on the statement provided to the Tenant by the Landlord pursuant to this Paragraph 11(c) must be brought to the attention of the Landlord, in writing, within two (2) months of deemed receipt of the statement by the Tenant in accordance with Paragraph 28 hereof or shall be forever barred.

12.	MUTUAL COVENANTS
Provided, and it is expressly agreed:
(a)	No Exceptions for Distress
     That, in consideration of the leasing and letting by the Landlord to the Tenant of the Leased Premises for the Term hereby created (and it is upon that express understanding that these presents are entered into), and notwithstanding anything contained in the Commercial Tenancies Act R.S.O 1990 cL.7, as amended, or any other Statute subsequently passed to take the place of the said Act or to amend the same, none of the goods and chattels of the Tenant at any time during the continuance of the Term on the Leased Premises shall be exempt from levy by distress for rent in arrears by the Tenant as provided for by any Section or Sections of the said Act or any amendment or amendments thereto and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said Section or Sections of the said Act or any amendment or amendments thereto; the Tenant waiving as it hereby does all and every benefit that could or might have accrued to the Tenant under and by virtue of the said Section or Sections of the said Act, or any amendment or amendments thereto but for this covenant.
(b)	Public Liability
     That the Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Building, or damage to property of the Tenant or of others located on the Leased Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever unless such death, injury, loss or damage directly results from the gross negligence of the Landlord, its agents, servants, employees or any other parties for whom it may be in law responsible. Without limiting the generality of the foregoing, but subject to the provisions of this Section 12(b), the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any cause of whatsoever nature. The Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against any claims arising out of damages to the same, including subrogation claims by the Tenant’s insurers.
(c)	Holding Over
     That if the Tenant shall continue to occupy the Leased Premises at the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at twice the monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.
(d)	Over-Loading
     That the Tenant will not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of the Landlord, damage the Leased Premises and will not at any time overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading, or by any act, neglect or misuse on the part of the Tenant, or any of its servants, agents or employees, or by any person having business with the Tenant, the Tenant shall forthwith repair the same or pay to the Landlord the cost of making good the same.

e)	Tenant not to Overload Facilities
     That the Tenant will not install any equipment which would exceed or overload the capacity of the utility facilities in the Leased Premises and agrees that if any equipment installed by the Tenant shall require additional utility facilities, same shall be installed, if available, and subject to the Landlord’s prior written approval thereto (which approval may not be unreasonably withheld), at the Tenant’s sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing.
(f)	Plumbing Facilities
     That the plumbing facilities (if any) in the Leased Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant, as additional rent, payable forthwith on demand.
(g)	Indemnification
     That, notwithstanding any other terms, covenants and conditions contained in this lease, including, without limitation, the Landlord’s obligation to take out insurance as set out in Paragraph 10 (a)(i) hereof, and the Tenant’s obligation to pay its proportionate share of the cost of insurance in accordance with the provisions of Paragraph 11 hereof, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all rentals payable by the Tenant pursuant to this Lease) claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then, the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with any such litigation. The Tenant shall pay all costs, expenses and legal fees (on a solicitor and his client basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a Court shall decide otherwise.
(h)	Repair Where Tenant at Fault
     That, notwithstanding any other terms, covenants and conditions contained in this Lease, including, without limitation, the Tenant’s obligation to pay its proportionate share of the costs of insurance in accordance with Paragraph 11 hereof, in the event the Building, the Common Areas and Facilities thereof, the Leased Premises, or any equipment, machinery facilities or improvements contained therein or made thereto or the roof or the outside walls of the Building, or, any other structural portions thereof require repair or become damaged or destroyed through the fault, negligence, carelessness or misuse of the Tenant, its servants, agents, employees, contractors, or others for whom the Tenant is in law responsible, or through it or them in any way, stopping up or injuring the heating apparatus water pipes, drainage pipes or other equipment or facilities or parts of the Building, the expense of all such necessary repairs, replacements or alterations, plus a further fifteen percent (15%) of the costs thereof, shall be borne by the Tenant who will pay the same to the Landlord forthwith upon presentation of an account of such expenses incurred by the Landlord as aforesaid.
(i)	Refuse
     That the Tenant will not use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises, and will at all times keep the Leased Premises in a clean and tidy condition and shall immediately before the termination of the Term, wash the floors, windows, doors and woodwork of the Leased Premises. Provided further the Tenant will not store or cause to be stored outside of the Leased Premises, any of its inventory, stock-in-trade, or raw materials.
(j)	Loading and Unloading
     That all loading and unloading of merchandise, supplies, materials, garbage and all other chattels shall be effected only through or by means of such doorways, corridors or loading docks as the Landlord shall designate from time to time and shall be subject to all such rules and regulations as the Landlord shall promulgate in connection therewith from time to time.
(k)	Window Coverings
     That if the Tenant intends to place upon the interior of the windows in the Leased Premises any drapes or other window coverings to cover the windows of the Leased Premises, it shall obtain the approval of the Landlord in writing prior to their installation, such approval not to be unreasonably withheld. Except in accordance with the provisions of this Paragraph 12(k), the Tenant shall not place any window coverings anywhere upon the exterior or interior of the windows in the Leased Premises.
(I)	Leased Premises
     That whenever in this Lease reference is made to the Leased Premises, it shall include, without limitation, all structural portions, improvements, equipment, systems and erections, in or upon the Leased Premises or any part thereof from time to time.
(m)	Adjustment of Taxes
     That the taxes and local improvement taxes and rates and, where necessary, all other charges payable by the Tenant hereunder in respect of the first and last years of the Term, when less than a full twelve month period shall be prorated for the period of time the Tenant is in occupation of the Leased Premises.
(n)	Tenant Shall Discharge All Liens
     That the Tenant shall promptly pay all its contractors, suppliers and materialmen and shall do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises or to any part of the Building and should any such lien be made or filed, the Tenant shall discharge the same forthwith (after notice thereof is given to the Tenant) at the Tenant’s expense. In the event the Tenant shall fail to cause any such lien to be discharged, as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitors’ fees (on a solicitor and his client basis) incurred herein for the discharge of such lien shall be due and payable by the Tenant to the Landlord as additional rent on demand. The Tenant shall ensure that in respect of any work performed in or on the Leased Premises with a value in excess of Ten Thousand Dollars ($10,000.00), the contractors performing such work shall be bonded.
13.	FIXTURES AND REMOVAL AND RESTORATION BY TENANT
     All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord on the Tenant’s behalf (other than the Tenant’s trade fixtures) shall immediately become the property of the Landlord without compensation therefor to the Tenant at any time including upon the expiry or earlier termination of the Lease. Such alterations, decorations, additions or improvements shall not be removed from the Leased Premises either during or at the expiration of the Term or sooner termination of the Lease, except that:

(a) the Tenant may at the end of the Term, if not in default, remove its trade fixtures;
(b) the Tenant shall, at the end of the Term and at its own cost remove all alterations decorations, additions or improvements installed by it in or on the Leased Premises as the Landlord shall at its option require to be removed (see Section 33(b) Removal of Leasehold Improvements by Tenant); and
(c) the Tenant may remove its trade fixtures at the end of the Term and also during the Term in the usual and normal course of its business or if such trade fixtures become excess for the Tenant’s purpose, or if the Tenant is substituting therefor new and similar trade fixtures, provided the Tenant is not in default and provided the Tenant first notifies the Landlord thereof.
     If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, such trade fixtures, at the option of the Landlord, are to become the Landlord’s property and may be removed from the Leased Premises and sold or otherwise disposed of by the Landlord. For greater certainty, the term “Tenant’s trade fixtures” shall not include any (i) heating or ventilating equipment (ii) floor coverings affixed to the floor of the Leased Premises or (iii) light fixtures.
     The Tenant shall, in the case of every such installation or removal either during or at the end of the Term, make good any damage caused to the Leased Premises or to the Building by the installation or removal of any such alterations, decorations, additions or improvements.
14.	RE-ENTRY
If and whenever:
(a) the Tenant fails to pay any Minimum Rent, additional rent or other sums due hereunder on the day or dates appointed for the payment thereof (provided the Landlord first gives three (3) business days written notice to the Tenant of any such failure); or
(b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenant or conditions set out below in subparagraphs (c) to (i), inclusive, for which no notice shall be required) provided the Landlord first gives the Tenant ten (10) business days, or such shorter period of time as is otherwise provided herein, written notice of any such failure to perform and the Tenant within such period of ten (10) business days fails to commence diligently and thereafter to proceed diligently to cure any such failure to perform; or
(c) the Tenant or any Indemnifier of this Lease or any person occupying the Leased Premises or any part thereof or any licensee, concessionaire or franchisee operating business in the Leased Premises becomes bankrupt or insolvent or takes benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or
(d) a receiver or a receiver and manager is appointed for all or a portion of the Tenant’s property or any such Indemnifier’s, occupant’s, licensee’s, concessionaire’s or franchisee’s property;

(e) the Tenant abandons or attempts to abandon the Leased Premises or sells or disposes of property of the Tenant or removes it from the Premises so that there does not remain sufficient property of the Tenant on the Leased Premises subject to distress to satisfy all rentals due or accruing hereunder for at least twelve (12) months;
(f) the Leased Premises become and remain vacant for a period of ten (10) consecutive days or are used by any person, other than such as are entitled to use them;
(g) this Lease or any of the Tenant’s assets are taken under any writ of execution;
(h) steps are taken or proceedings are instituted for the dissolution, winding up, or liquidation of the Tenant or its assets; or
(i) the Tenant makes or attempts to make a bulk sale of any of its assets (except for a bulk sale made to a transferee where the transfer has been consented to by the Landlord);
then, and in every such case, the then current month’s rent and the next ensuing three months’ rent and additional rent shall immediately become due and payable as accelerated rent, and, the Landlord shall have all rights and remedies available to it under this Lease and at law and at the option of the Landlord, the Landlord may immediately re-enter the Leased Premises repossess them and expel all persons from the Leased Premises, and may remove all property from the Leased Premises, sell or dispose of it as the Landlord considers appropriate, or store it in a public warehouse or elsewhere at the cost of the Tenant, all without service of notice, without legal proceedings and without liability for loss or damage.
     If the Landlord elects to re-enter, as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary, in order to relet the Leased Premises, or any part thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder, owing by the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, solicitor’s fees and the costs of such alterations and repairs; third, to the payment of all rentals due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rentals received from such reletting during any month shall be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any remedies it may have, it may recover from the Tenant all damages it has incurred or may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable solicitor’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value as determined by the Landlord for the remainder of the stated Term, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

15.	EXPENSES AND REMOVAL OF CHATTELS
(a) In case suit shall be brought for recovery of possession of the Leased Premises, or, for the recovery of rent or any other amounts due under the provisions of this Lease, or because of the breach of any other covenants herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including a reasonable solicitor’s fee.
(b) In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act R.S.O 1990 cL.7, as amended.
16.	LANDLORD MAY CURE TENANT’S DEFAULT
     If the Tenant shall fail to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord, after giving five (5) days notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder, (other than payment of Minimum Rent or other sums required to be paid pursuant to the terms of this Lease), the Landlord may from time to time after the giving of such notice as it shall deem sufficient, having regard to the circumstances applicable (or no notice in the case of an emergency or apprehended emergency) perform or cause to be performed any of such covenants or obligations or any part thereof, and for such purpose may do such things as may be requisite, including without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord may reasonably consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Paragraph 16, plus a sum equal to fifteen percent (15%) thereof shall be additional rent hereunder and shall be paid by the Tenant upon demand. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action by the Landlord, and any entry by the Landlord under the provisions of this Paragraph 16 shall not constitute a breach of the covenant for quiet enjoyment or an eviction.
17.	LIEN ON TRADE FIXTURES
     If the Tenant at the expiration or earlier termination of this Lease shall be in default under any covenant or agreement contained herein, the Landlord shall have a lien on all stock in-trade, inventory, fixtures, equipment and facilities of the Tenant as security against loss or damage resulting from any such default by the Tenant, and the stock-in-trade, inventory, fixtures, equipment or facilities shall not be removed by the Tenant until such default is cured, or as otherwise directed by the Landlord.
18.	ADDITIONAL RENT
     If the Tenant shall be in default in the payment of any amounts or charges required to be paid pursuant to the terms of this Lease, they shall, if not paid when due, be collectible as rent with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant covenants and agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord, in its sole discretion, sees fit.

19.	NET LEASE
     The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, and, except as expressly herein set out, that the Landlord is not responsible during the Term of the lease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof or to the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Leased Premises, except as expressly herein set out.
20.	QUIET ENJOYMENT
     Upon the payment by the Tenant of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on the Tenant’s part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.
21.	RIGHT OF ENTRY
     The Landlord or its agents shall have the right to enter the Leased Premises at all times during normal business hours (except in the case of emergency, real or apprehended, in which case the Landlord may enter at any time and will notify the Tenant of such entry as soon as possible thereafter): (i) to examine the same, (ii) to show them to prospective purchasers, lessees or mortgagees, and, (iii) without any obligation upon the Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises or the Building as the Landlord may deem necessary or desirable. The Landlord shall be allowed to take all material into and upon the Leased Premises which may be required therefor without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved hereunder shall not abate while such repairs, alterations, improvements or additions are being made due to any loss or interruption of the business of the Tenant or otherwise. The Landlord shall diligently carry out all repairs so as to minimize interference with the Tenant’s business. The Landlord shall not be liable for any damage, injury or death caused to any person or property of the Tenant or of others located on the Leased Premises as a result of such entry. During the six (6) months prior to the expiration of the Term the Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises its usual notice “To Let” which notice the Tenant shall permit to remain thereon without molestation. If the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, the Landlord or its agents may enter the same by a master key or may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner effecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the premises or any part thereof except as otherwise herein specifically provided.
22.	IMPROVEMENTS
     The Tenant will not make any repairs, alterations, replacements, decorations or improvements to any part of the Leased Premises without first obtaining the Landlord’s prior written approval such approval not to be unreasonably withheld. The Tenant shall submit to the Landlord details of the proposed work, such indemnification against liens, costs, damages and expenses as the Landlord shall require and evidence satisfactory to the Landlord that the Tenant has obtained, at its sole expense, all necessary consents, licences and approvals from all governmental authorities having jurisdiction. All such repairs, replacements, alterations, decorations or improvements made by the Tenant to the Leased Premises and approved of by the Landlord shall be at the sole cost of the Tenant, shall be performed by competent workmen in a good and workmanlike manner and shall be subject to the reasonable supervision of the Landlord. In particular, but without limiting the foregoing, the Tenant’s selection of an electrical or mechanical contractor shall be subject to the written approval of the Landlord, which approval shall not be unreasonably withheld. Any such repairs, replacements, alterations, decorations or improvements made by the Tenant without the prior written consent of the Landlord, or, which are not in accordance with the drawings and specifications approved by the Landlord, as aforesaid, shall, if requested by the Landlord, be promptly removed by the Tenant at its expense and the Leased Premises restored to their previous condition. Notwithstanding anything herein contained, no repair, replacement, alteration, addition, or improvement to the Leased Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises or the Building or diminish the value thereof, or restrict or reduce the Landlord’s coverage for zoning purposes. Any and all repairs, replacements, alterations, additions or improvements to the Leased Premises which may affect the structure of the Leased Premises or any part of the Building or which are to be installed outside the Leased Premises, shall be performed only by the Landlord at the Tenant’s sole cost and expense.
23.	FIRE
     If and whenever during the Term the Building shall be destroyed or damaged by fire, lightning or other perils as are insured against by the Landlord from time to time, then and in every such event:
(a) If the damage or destruction to the Building renders twenty-five percent (25%) or more of the Building wholly unfit for occupancy or if it is impossible or unsafe to use and occupy the Building, or if in the opinion of the Landlord the Building is damaged or destroyed to such a material extent or the damage or destruction is of such a nature that the Building must be or should be totally or partially demolished, whether to be re-constructed in whole or in part or not, or if the cost of repairing or rebuilding the Building as a result of such damage or destruction exceeds twenty-five percent (25%) of the replacement cost thereof, the Landlord may at its option, terminate this Lease by giving to the Tenant notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction or damage, and the Minimum Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.
(b) If the damage or destruction is such that the Leased Premises are rendered unfit for occupancy or if it is impossible or unsafe to use and occupy the Leased Premises, and if in either event, the damage, in the opinion of either the Landlord’s architect or engineer, to be given to the other party within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then, either the Landlord or the Tenant may within five (5) days next succeeding the giving of the Landlord’s opinion, as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event, this Lease and the Term hereby demised shall cease and be at an end as of the date of such damage or destruction, and the Minimum Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction and damage. In the event that neither the Landlord or the Tenant so terminate this Lease, then, the Landlord shall repair the Leased Premises (to the extent only of the Landlord’s work in connection with the original construction of the Leased Premises and for greater certainty shall in no event include any leasehold improvement or fixtures unless originally installed by the Landlord) with all reasonable speed and the Minimum Rent hereby reserved shall abate, to the extent of all insurance recoveries received by the Landlord from the date of the happening of the damage until the damage shall be repaired by the Landlord to the extent hereinbefore set out in this Paragraph 23(b).
(c) If the damage is such that the Leased Premises are wholly unfit for occupancy or if it is impossible and unsafe to use and occupy the Leased Premises but, if in either event, the damage, in the opinion of the Landlord, to be given to the Tenant within thirty (30) days from the happening of such damage can be repaired (to the extent hereinbefore set out in Paragraph 23 (b)) with reasonable diligence within one hundred and twenty (120) days from the happening of such damage, then, the Minimum Rent hereby reserved shall abate, to the extent of all insurance coverage received by the Landlord, from the date of the happening of such damage until the damage shall be repaired by the Landlord to the extent hereinbefore set out in Paragraph 23(b).
(d) If in the opinion of the Landlord, the damage to the Leased Premises can be made good, as aforesaid, within one hundred and twenty (120) days of the happening of such destruction or damage, and the damage is such that the Leased Premises are capable of being partially used for the purpose for which the Leased Premises are hereby leased, then, until such damage has been repaired (to the extent set out in Paragraph 23(b)), the Minimum Rent shall abate in the proportion that the part of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises, and the Landlord shall repair the damage (to the extent set out in Paragraph 23(b) with all reasonable speed.
(e) In the event the Landlord shall elect to repair, reconstruct or rebuild the Building or the Leased Premises, as the case may be, in accordance with the provisions of this Paragraph 23, it is acknowledged and agreed by the Tenant that the Landlord shall be entitled to use all plans and specifications and working drawings in connection therewith other than those used in the original construction of the Building or the Leased Premises.
(f) The decision of the Landlord’s architect or engineer as to the time within which the Building and/or the Leased Premises can or cannot be repaired, the state of tenantability or fitness of the Leased Premises and/or the Building, and as to the date on which the Landlord’s work of repair is completed, shall be final and binding upon the parties hereto.
(g) If the damage or destruction is caused by the fault, negligence, carelessness or misuse of the Tenant, its servants, agents, employees, contractors, or others for whom the Tenant is in law responsible, there shall be no abatement of the Minimum Rent or any other amounts payable by the Tenant hereunder.
24.	ASSIGNMENT BY LANDLORD
     The Landlord declares that it may assign its rights under this Lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given and executed by the Landlord, and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this Lease or by law, without the consent in writing of such lending institution. Upon the written request of the Tenant the Landlord shall use reasonable efforts to obtain at the Tenant’s expense, an agreement from the mortgagee of the Building to permit the Tenant to remain in quiet possession of the Leased Premises without interruption or disturbance from such mortgagee provided that the Tenant pays the rent when due and complies with all the terms and conditions of the Lease and attorns to such mortgagee.
     The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, lender or mortgagee from time to time of the Leased Premises.
25.	LIMITATION OF LANDLORD’S LIABILITY
     The term “Landlord” as used in this Lease shall, so far as the covenants and obligations on the part of the Landlord are concerned, be limited to mean and include only the owner or owners at the time in question of the Building and in the event of any conveyance or transfer of ownership by the Landlord herein named, and in the case of any subsequent transfer or conveyances, the then vendor or transferor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability in respect of the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, provided that:

(a) any funds in the hands of the Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferee and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this Lease shall be paid to the Tenant; and
(b) upon any such transfer or conveyance, the purchaser or transferee shall be deemed to have assumed, subject to the limitations of this Paragraph, all of the terms, covenants and conditions contained in this Lease to be performed on the part of the Landlord.
     It is the intention of the parties pursuant to this Paragraph 25 that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding upon the Landlord, its successors and assigns, only during and in respect of their respective periods of ownership.
26.	SIGNS
     The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed, any sign, picture, advertisement notice, lettering or decoration on any part of the exterior or the interior of the Leased Premises without, in each instance, the prior written approval of the Landlord such approval not to be unreasonably withheld. All signs erected by the Tenant with the Landlord’s approval, as aforesaid, shall nevertheless be of uniform size, lettering and location as the signs of all other tenants in the Building. Any such signs or other advertising material, as aforesaid, shall be removed by the Tenant at the expiration or earlier termination of this Lease and the Tenant shall promptly repair any and all damage caused by such installation or removal. If the Landlord shall, in its sole discretion, desire to establish a uniform sign policy for all tenants of the building, then, the Tenant acknowledges and agrees that the Landlord, at its option, shall be entitled to erect all signs or other advertising material in or on the Building, advertising the respective tenants’ business operations therein (including the Tenant named herein.) The cost of such sign and the installation and erection thereof in respect of the Leased Premises shall be borne entirely by the Tenant and shall be payable forthwith on demand, as additional rent.
27.	WAIVER OF BREACH
     The waiver by the Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord.
28.	NOTICES
     Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by registered mail, postage prepaid, and shall be addressed (a) if to the Landlord at 555 Richmond Street West, Toronto, Ontario, M5V 3BI, Attention: Property Manager or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at the Leased Premises. Any such notice, demand, request or consent is conclusively deemed to be given or made on the date upon which such notice, demand, request or consent is delivered, or if mailed, then four (4) days following the date of mailing, as the case may be, and the time period referred to therein commences to run from the time of delivery or four (4) days following the date of mailing, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from or after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. Provided, however, if the postal service is interrupted or substantially delayed for any reason whatsoever, then, any notice, demand, request or other instrument shall be delivered in person only.

29.	STATUS STATEMENT
     Within ten (10) days after written request therefor by the Landlord, or in the event that upon any sale, assignment, lease or mortgage of the Leased Premises or the lands thereunder by the Landlord, a status statement shall be required from the Tenant, the Tenant hereby agrees to deliver in the form supplied by the Landlord a certificate to any proposed mortgagee or purchaser or to the Landlord, stating, (if such be the case), without limitation, that:
(a) this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and identify the modification agreements, if any) or if this Lease is not in full force and effect, the certificate shall so state;
(b) the date of the commencement of the Term;
(c) the date to which the Minimum Rent has been paid under this Lease; and
(d) whether or not there is any existing default by the Tenant in the payment of Minimum Rent or other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof.
30.	SUBORDINATION
     This Lease and all of the rights of the Tenant hereunder are, and shall at all times, be subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals, or extensions thereof, now or hereafter in force against the lands, buildings and improvements comprising the Lands and the Building. Upon the request of the Landlord, the Tenant will subordinate this Lease and all of its rights hereunder in such form or forms as the Landlord may require to any such mortgage, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will, if requested, attorn to the holder thereof. If within ten (10) days after the date of any request in respect thereof, the Tenant has not executed and delivered to the Landlord any instruments or certificates required pursuant to the provisions of this Paragraph 30 or Paragraph 29 hereof, then, the Tenant hereby irrevocably appoints the Landlord as the Tenant’s attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.
31.	IMPOSSIBILITY OF PERFORMANCE
     Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of God, or other reasons whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then, the performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Paragraph 31 shall not in any way operate to excuse the Tenant from the prompt payment of Minimum Rent and additional rent or any of the payments required by the terms of this Lease.

32. MISCELLANEOUS
     The Landlord and Tenant agree that:
(a) Successors and Assigns
     All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective permitted heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements contained herein. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Paragraph 9(j) hereof.
(b) Accord and Satisfaction
     No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.
(c) Entire Agreement
     This Lease and the Schedules and Riders, if any, attached hereto and forming a part hereof, together with the rules and regulations promulgated by the Landlord from time to time set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.
(d) Captions and Section Numbers
     The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.
(e) Extended Meanings
     The word “Tenant” shall be deemed to include the word “lessee” and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to “Tenant” shall include, where the context allows, the servants, employees, agents, and invitees of the Tenant and all others over whom the Tenant exercises control. Whenever the word Landlord is used in this Lease, it shall be deemed to include the word “lessor” and to include the Landlord and its duly authorized representatives. The words “hereof”, “herein”, “hereunder” and similar expressions used in any section or subsection relate to the whole of this Lease, and not to that section or that subsection only, unless otherwise expressly provided.

     The use of the neuter singular pronoun to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, (males or females), shall in all instances be assumed as though in each case fully expressed.
(f) Partial Invalidity
     If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.
(g) Registration
     The Tenant shall not register this Lease or notice thereof without the written consent of the Landlord such consent not to be unreasonably withheld.
(h) Governing Law
     This Lease shall be construed in accordance with, and governed by, the laws of the Province of Ontario.
(i) Time of the Essence
Time shall be of the essence of this Lease and of every part hereof.
(j) Notice by Tenant
     The Tenant shall, when it becomes aware of same, or when the Tenant, acting reasonably, should have become aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Building, including the Leased Premises and any equipment or utility systems, or any installation located therein, notwithstanding the fact that the Landlord may have no obligation with respect to same.
(k) Rules and Regulations
     The Tenant and its employees and all persons visiting or doing business with the Tenant shall be bound by the rules and regulations attached to this Lease as Schedule “D” and all such rules and regulations shall be deemed to be incorporated in and form part of this Lease.

33. SPECIAL CONDITIONS
(a) Fixturing Period
The Tenant and its consultants, vendors and contractors shall be permitted reasonable access to the Premises for the purpose of design, planning and completion of the Tenant’s Work from execution of the Lease until March 31, 2005 (the “Fixturing Period”). The Tenant acknowledges that the Landlord’s Work may continue during the Fixturing Period. The Landlord and Tenant will mutually cooperate with each other with respect to the completion of their respective work during the Fixturing Period.
The Tenant shall not be responsible for payment of Net Rent, its share of Realty Taxes, Operating Costs and Hydro Charges during the Fixturing Period but shall otherwise abide by and observe all other terms and provisions of the Lease, including without limitation discharging its obligation to insure the Premises.
(b) Removal of Leasehold Improvements by Tenant
Without limiting the generality of the foregoing, the Tenant shall not be responsible at expiration of the Term for:
(i)	removing those leasehold improvements installed in the Premises prior to February 14, 2005; and

(ii)	removing those leasehold improvement(s) the Tenant installs in the Leased Premises that have been approved in writing in advance by the Landlord including specific written acknowledgement that such leasehold improvement(s) do not require removal at the expiration of the Term. It shall be deemed reasonable for the Landlord to refuse to waive the Tenant’s obligation to remove same if in its opinion such leasehold improvement is not of a generic office nature likely to be re-usable by subsequent tenant(s) leasing the Leased Premises, or detracts from the value or the appearance of the Leased Premises.
(c) Right of First Opportunity
If during the time periods set out in Section 33(b)(i) and 33(b)(ii) below, the noted premises are available for lease and not under formal negotiation between the Landlord and a third-party, then the Tenant shall have the right to lease same on the terms and provisions set out hereunder by delivering written notice to the Landlord exercising such right.
(i)	During the first Eighteen (18) months of the Term, the Tenant shall have an ongoing Right of First Opportunity (“ROFO1”) to lease Suite 215 in the Building (shown outlined in blue on the plan attached hereto as Schedule “A” and encompassing approximately 6,000 rentable square feet of area on the 2nd floor) on the same terms and conditions as are contained in this Lease including but not limited to Minimum Rent rate, Fixturing Period, early occupancy rights and Leasehold Allowance, save and except that the Term for Suite 215 shall expire on October 31, 2010 and Fixturing Period, early occupancy rights and Leasehold Allowance shall be adjusted on a pro-rated basis to reflect any resulting term of lease less than Sixty (60) months.

(ii)	During the first Twelve (12) months of the Term, the Tenant shall have an ongoing Right of First Opportunity (“ROFO2”) to lease Suite 217 in the Building (shown outlined in green on the plan attached hereto as Schedule “A” and encompassing approximately 5,841 rentable square feet of area on the 2nd floor) on the same terms and conditions as are contained in this Lease including but not limited to Minimum Rent rate, Fixturing Period, early occupancy rights and Leasehold Allowance, save and except that the Term for Suite 217 shall expire on October 31, 2010 and Fixturing Period, early occupancy rights and Leasehold Allowance shall be adjusted on a pro-rated basis to reflect any resulting term of lease less than Sixty (60) months.

26b

(d) Right of First Refusal
If during the Term the Landlord receives an acceptable written offer from a third-party to lease Suite 215 or Suite 217 in the Building, then the Landlord shall notify the Tenant in writing of the terms and provisions of such acceptable offer and the Tenant shall have a period of Three (3) business days from receipt of such notice to exercise this right to lease such premises on the same economic terms as are contained in such offer, save and except as noted hereunder, by delivering written notice to the Landlord exercising this right.
In the event the acceptable offer from the third-party is for a term of lease greater than Sixty (60) months, then the Tenant shall only be responsible for “matching” the term of lease for Sixty (60) months and all economic terms shall be adjusted on a pro-rated basis to reflect such shorter term of lease.
In the event the financial and corporate covenant of the third-party tendering the acceptable written offer is materially stronger than the financial and corporate covenant of the Tenant, then it is understood and agreed that the economic terms of the Tenant’s lease of such premises shall be adjusted in a reasonable manner to reflect its own financial and corporate covenant.
(e) Access
Access to the Building and the Leased Premises is currently on a 24-hour per day 7-day per week basis subject to the terms and provisions of the Lease.
(f) Leasehold Improvement Allowance
Landlord will pay to Tenant on the Commencement Date a leasehold improvement allowance (the “Leasehold Improvement Allowance”) not exceeding Six Dollars and Twenty Five Cents ($6.25) per square foot of the rentable area in the Premises upon the occurrence or satisfaction of the following:
i.	The Tenant is in occupancy of the Leased Premises and abiding by the terms and provisions of the Lease; and

ii.	Delivery to Landlord of the following:
1)	a statutory declaration of an officer of the contractor that has performed the installation of the Leasehold Improvements or alteration of existing Leasehold Improvements (the “Tenant’s Work”) that the contract under which the Tenant’s Work was performed (the “Tenant Work Contract”) has been “completed” or “abandoned”, as those terms are defined under the Construction Lien Act (Ontario); and

2)	one of:
(A)	if applicable, a certificate of substantial performance of the Tenant Work Contract in the form prescribed in the Act, together with evidence of the date of publication of such certificate as provided by the Act;

(B)	declarations of last supply in the form described in the Act, if applicable, given by officers of all the subcontractors employed by the contractor in the performance of the Tenant’s Work;

(C)	if applicable, a certificate of completion in the form prescribed in the Act, in respect of the subcontract of each subcontractor employed by the contractor that has performed the Tenant’s Work, together with evidence of delivery of a copy of such certificates of completion to each respective subcontractor;

26c

(D)	the expiry of the periods pursuant to the Act within which a person who supplied services or materials in connection with the performance of the Tenant’s Work may file a claim or lien for work or service performed or material supplied, provided no claim for lien for work or service performed or material supplied has been filed, or if such liens have been filed, then only upon such liens being discharged or vacated. In connection therewith, Landlord may require the Tenant to provide evidence by way of a solicitor’s opinion that no liens in connection with the Tenant’s Work are registered against the freehold or leasehold interest in the Land or Building, such opinion to be dated the date of the Leasehold Improvement Allowance is paid to Tenant;

(E)	the delivery to Landlord of proof of payment of worker’s compensation assessments for all Tenant’s contractors and subcontractors; and

(F)	receipted invoices, totalling not less than the Leasehold Improvement Allowance, verifying the actual cost of installing Leasehold Improvements in the Premises.
For the purposes of clarification, the Leasehold Improvement Allowance shall be used to pay for design costs, construction management fees, construction drawings, installation of carpet repair/replacement and/or installation of drywall doors, windows, millwork, and wiring costs for both power and network to the Leased Premises.
In the event that the Tenant does not use the entire Leasehold Improvement Allowance, the Landlord shall reduce the Minimum Annual Rent accordingly,
34. OPTION TO EXTEND:
If,
(a) The Tenant pays the rent (including Minimum Rent and Additional Rent) as and when due and punctually observes and performs the terms, covenants and conditions to be observed and performed by it in accordance with the terms of the Lease;
(b) The Tenant is not in default under the Lease;
(c) The Tenant gives the Landlord not less than six (6) months and not more then twelve (12) months written notice prior to the expiration of the Term of this Lease of the Tenant’s intention to extend the Term of the Lease; and
(d) So long as the Tenant is Eloqua Corporation and itself in occupation and conducting business in the whole of the Leased Premises in accordance with the terms of the Lease, the Tenant expressly acknowledging and agreeing that the provisions of this section are personal to the Tenant, then the Landlord will grant to the Tenant the right to extend the Term of this Lease upon the expiry of the initial Term for a period of five (5) years (the “Extended Term”) upon the same terms and conditions as set out in the Lease except that:

26d

(i) There shall be no further right to extend the Term;
(ii) The Landlord may at its option require the Tenant to enter into an Extension Agreement, as prepared by the Landlord at the Tenant’s expense to give effect to the Extended Term; and
(iii) The Minimum Rent payable during each year of the Extended Term shall be based on the fair market rent for similar premises in the Building at the time the Tenant exercises this Option to Extend, but in no event less than $10.31 per rentable square foot per annum in each year of the extended term.

SIGNED, SEALED AND DELIVERED	)	674951 ONTARIO LIMITED
in the presence of:	)		(Landlord)
)
	)	Per:	/s/ Rena Miller

	)		Rena Miller — Property Manager
)
)
	)	Per:

	)		Michael Alter — Vice President
)
)
)
)
	)	ELOQUA CORPORATION
	)		(Tenant)
)
)
)
	)	Per:	/s/ Mark Organ

Mark Organ, President

SCHEDULE “A”
PLAN OF BUILDING

SCHEDULE “B”
LEGAL DESCRIPTION
     Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13, Block A, Lot 14, Lots 15, 16, 17, 18, 19, 20, 21, 22, 23, 24 and 25, Block D, Blocks B and C, The Private Lane, Plan D-1303 and Lot 12, Section H, Military Reserve, in the City of Toronto Municipality of Metropolitan Toronto, designated as Part 1, on Plan 63R-3261 (as described in Instrument No. CT-807031).

SCHEDULE “C”
LANDLORD’S AND TENANT’S WORK
Save and except as provided for hereunder, the Landlord shall deliver and the Tenant shall accept the Leased Premises in an “as-is” condition, and the Tenant hereby acknowledges that leasehold improvements in the Leased Premises have been subjected to the wear and tear of the previous occupant.
Save and except as provided for hereunder, the Tenant shall be responsible for any and all costs of new leasehold improvements in the Leased Premises, or modifications of existing leasehold improvements, if any, including but not necessarily limited to the cost of securing required permits, working drawings, material, labour, and a reasonable charge for supervision by the Landlord.
The Tenant agrees to construct and complete in a good and workmanlike manner, leasehold improvements and modifications to the Leased Premises strictly in accordance with the terms and provisions of the Lease. Without limiting the generality of the foregoing, the Tenant shall not commence any such work without the prior written approval of the Landlord, and the Tenant shall use only those contractors approved by the Landlord in advance.
The Landlord, at its sole cost, shall complete the following work in the Leased Premises within Five (5) business of execution of this Lease:
a.	Ensure all Base Building electrical, plumbing and heating, ventilation and airconditioning system (“HVAC”) serving the Premises, and HVAC, electrical and sprinkler systems in the Leased Premises, are fully functional and in good repair and condition; and

b.	Complete a general cleaning of the Leased Premises.

SCHEDULE“D”
RULES AND REGULATIONS
1. The Tenant shall not permit any cooking, except within the kitchen located within the Leased Premises, in the Leased Premises without the written consent of the Landlord. The Tenant shall be permitted to use a microwave oven to heat up food as long as the smell and odours resulting therefrom shall not flow through beyond the Leased Premises.
2. The sidewalks, entrances, driveways and roadways shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises. The Landlord reserves the entire control of all parts of the Building employed for the common benefit of the tenants thereof.
3. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.
4. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord.
5. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant. The Tenant shall not deface or mark any part of the Building, or drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.
6. No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.
7. The Tenant shall not receive or ship articles of any kind except through freight facilities, and designated doors and at hours designated by the Landlord. All receiving and shipping shall be subject to the rules and regulations established by the Landlord in that regard, including without limitation, the use of rubber wheels on all equipment being used to move articles in and out of the Leased Premises and the Building.
8. No inflammable oils or other inflammable, dangerous or explosive materials except those approved in writing by the Landlord’s insurers shall be kept or permitted to be kept in the Leased Premises.
9. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such direction no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television aerials shall be allowed on the Leased Premises without authorization in writing by the Landlord, such authorization not to be unreasonably withheld.

10. The Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Leased Premises or cause or permit objectionable odours to emanate or be dispelled from the Leased Premises.
11. No pets or animals shall be permitted in the Leased Premises or the Building.
12. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building, and for the preservation of good order therein.

LEASE AMENDING AGREEMENT
THIS AGREEMENT made as of the 13th day of February, 2006.
BETWEEN:
674951 ONTARIO LIMITED
(the “Landlord”)
- and -
ELOQUA CORPORATION
(the “Tenant”)
WHEREAS:
A. By a Lease dated the 10th day of February, 2005 (the “Lease”), the Landlord leased to Eloqua Corporation, for a term (the “Term”) of five (5) years commencing on the 1st day of November, 2005, and expiring on the 31st day of October, 2010, certain premises (the “Leased Premises”) known as Suite No. 214, comprising an area of approximately Twelve Thousand Six Hundred Ninety Five (12,695) rentable square feet shown outlined in red on the plan attached to the Lease as Schedule “A”, and located on the Second (2nd) floor of the building (the “Building”) known municipally as 543 Richmond Street West in the City of Toronto, in the Province of Ontario.
B. The Tenant has agreed to lease Suite 215 in the Building from the Landlord and to further amend the Lease upon the terms and provisions as are contained in this Agreement
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is by each of the parties hereto acknowledged, the parties agree as follows:
1. The Landlord does demise and lease to the Tenant the premises known as Suite 215 shown outlined in red on the floorplan attached hereto as Schedule “A”, consisting of an area of approximately Six Thousand and Twelve (6,012) square feet of rentable area on the Second (2nd) floor of the Building (“Suite 215”), and Suite 215 is hereby added to and included in the Leased Premises as defined in the Lease beginning on September 1, 2006 (the “Start Date”).
2. it is further understood and agreed that under this Lease Amending Agreement:
(i) The Tenant’s proportionate share for Suite 215 is 5.2%;
(ii) The Minimum Rent payable by the Tenant with respect to Suite 215 shall be based on the rate of Ten Dollars and Thirty One Cents ($10.31) per square foot of the rentable area of Suite 215 per annum from September 1, 2006 through October 31, 2010;
(iii) The Tenant will accept Suite 215 in an “as is” condition save and except that the Landlord shall, at its sole cost;
a.	Ensure all Base Building electrical, plumbing and heating, ventilation and air-conditioning system (“HVAC”) serving Suite 215, and HVAC, electrical and sprinkler systems in Suite 215, are fully functional and in good repair and condition; and

b.	Complete a general cleaning of Suite 215.
(iv) The Landlord will pay to the Tenant on the Start Date a Leasehold Improvement Allowance not exceeding Five Dollars and Twenty One Cents ($5.21) per square foot of the rentable area of Suite 215 upon the terms and provisions of Sections 33(f)(i) and 33(f)(ii) in the Lease.
(v) The Tenant hereby deposits with the Landlord as security for the prompt performance and observance by the Tenant of all of the terms, covenants, conditions and

LEASE AMENDING AGREEMENT
Between: Eloqua Corporation
&674951 Ontario Limited
February 13, 2006

provisions of the Lease the sum of Fifteen Thousand Dollars ($15,000.00) (the “Deposit”) to be held by the Landlord without interest and applied as follows:
a.	If the Tenant complies with all of the terms, covenants, and conditions under this Lease and is not otherwise in default under this Lease, then the first Ten Thousand Dollars ($10,000.00) of the Deposit shall be applied and credited to the Tenant on account of Minimum Rent and the Tenant’s proportionate share of Realty Taxes, Operating Costs and Utility Charges (excluding GST) otherwise payable beginning on January 1, 2007 and shall continue to be applied towards same until exhausted; and

b.	If the Tenant complies with all of the terms, covenants, and conditions under this Lease and is not otherwise in default under this Lease, then the balance of the Deposit, namely Five Thousand Dollars ($5,000.00) of the Deposit shall be applied and credited to the Tenant on account of Minimum Rent and the Tenant’s proportionate share of Realty Taxes, Operating Costs and Utility Charges (excluding GST) otherwise payable beginning on January 1, 2008 and shall continue to be applied towards same until exhausted;
(vi) The Tenant shall, within five (5) business days of execution of this Agreement by the Tenant, provide the Landlord with an Irrevocable Standby Letter of Credit (the “LC”) in the substantially in the same form as the existing Letter of Credit in favour of the Landlord from the Tenant’s bank as set out in Rider “A” Section (b) of the Lease save and except that:
a.	The aggregate amount of the LC shall be Thirty Five Thousand Dollars ($35,000.00);

b.	Provided the Tenant is not in material default of the terms and conditions of the Lease, upon automatic renewal of the LC on January 1, 2008, the amount will be reduced to Thirty Thousand Dollars ($30,000.00);

c.	Provided the Tenant is not in material default of the terms and conditions of the Lease, upon automatic renewal of the LC on January 1, 2009, the amount will be reduced to Twenty Thousand Dollars ($20,000.00);

d.	Provided the Tenant is not in material default of the terms and conditions of the Lease, upon automatic renewal of the LC on January 1, 2010, the amount will be reduced to Ten Thousand Dollars ($10,000.00); and

e.	Provided the Tenant has performed all its obligations pursuant to the Lease, the LC shall expire on November 30, 2010.
4. Following execution of this Agreement, the Tenant shall be permitted to occupy Suite 215 for the purpose of completing its leasehold improvements and thereafter to conduct its business, provided it shall comply with and abide by all the terms and conditions of the Lease, save and except: the Tenant shall not be responsible for the payment of Minimum Rent and its share of Realty Taxes, Operating Costs and Hydro Charges from execution of this Agreement through February 28, 2006; and the Tenant shall not be responsible for the payment of Minimum Rent and its share of Realty Taxes and Operating Costs but shall be responsible for Hydro Charges from March 1, 2006 through August 31, 2006. Without limiting the generality of the foregoing, the Tenant shall ensure it complies with all covenants and obligations with respect to insurance while occupying Suite 215 prior to the Start Date.
5. The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease, and other provisions contained in this Agreement.
6. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement, It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

LEASE AMENDING AGREEMENT
Between: Eloaua Corporation
& 674951 Ontario Limited
February 13, 2006

7. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.
8. It is understood and acknowledged that this Lease Amending Agreement and the Lease and all negotiations and discussions relating thereto are of a confidential nature. The Tenant shall not disclose any details related thereto to any party, save and except those required by the operation of the Tenant’s business, to have such information
     IN WITNESS WHEREOF the Landlord has duly executed this Agreement at Toronto this 10 day of March, 2006.

SIGNED, SEALED AND DELIVERED)	674951 ONTARIO LIMITED
in the presence of:	)		(Landlord)
)
)
	)	Per:	/s/ Rena Miller

	)		Rena Miller, Property Manager
)
	)	Per:	/s/ Michael Alter

	)		Michael Alter, vice-president
)
     IN WITNESS WHEREOF the Tenant has duly executed this Agreement at         this         day of FEB, 2006.

SIGNED, SEALED AND DELIVERED)	ELOQUA CORPORATION
	)		(Tenant)
)
)
	)	Per:	/s/ Steven Woods

	)		Steven Woods, CTO
)

LEASE AMENDING AGREEMENT
Between: Eloaua Corporation
& 874951 Ontario Limited
February l3, 2006

SCHEDULE  “A”

LEASE AMENDING AGREEMENT
THIS AGREEMENT made as of the 22nd day of May, 2007.
BETWEEN:
674951 ONTARIO LIMITED
(the “Landlord”)
-and-
ELOQUA CORPORATION
(the “Tenant”)
WHEREAS:
A. By a Lease dated the 10th day of February, 2005 (the “Lease”), the Landlord leased to Eloqua Corporation, for a term (the “Term”) of five (5) years commencing on the 1st day of November, 2005, and expiring on the 31st day of October, 2010, certain premises (the “Leased Premises”) known as Suite No. 214, comprising an area of approximately Twelve Thousand Six Hundred Ninety Five (12,695) rentable square feet shown outlined In red on the plan attached to the Lease as Schedule “A”, and located on the Second (2nd) floor of the building (the “Building”) known municipally as 543 Richmond Street West in the City of Toronto, in the Province of Ontarlo.
B. By way of a Lease Amending Agreement dated February 13, 2006, the Tenant leased from the Landlord Suite 215 encompassing approximately Six Thousand and Twelve (6,012) square feet of rentable are on the 2nd floor of 543 Richmond Street West (“Suite 215”) and Suite 215 was incorporated into the Leased Premises effective on September 1, 2006;
C. By way of an agreement dated the 22nd day of May, 2007, the Tenant has agreed to lease Suite 107 in the Building from the Landlord effective on October 6, 2007; and
D. The Tenant has agreed to lease Suite 119 in the Building on a short-term basis as set out hereunder.
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is by each of the parties hereto acknowledged, the parties agree as follows:
1. Effective on June 6, 2007 (the “Effective Date”) for a Term of Four (4) months expiring on October 5, 2007 the Landlord does lease to the Tenant Suite 119 upon the same terms, covenants and conditions as are contained in the Lease except that:
(a)	the Tenant will accept Suite 119 in an “as is” condition;

(b)	the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to Suite 119, save and except the Landlord, at its cost, will ensure existing lighting fixtures and lamps and HVAC service to Suite 119 are in good and working order;

(c)	the Tenant shall not complete any renovations, alterations or improvements in or to Suite 119 and shall not install, affix or hang any decorations or fixtures on the walls, door or ceiling of Suite 119 or otherwise deface Suite 119 in any way and shall repair any damage or unreasonable wear and tear to Suite 119 caused by its occupancy of same; and

(d)	The monthly Gross Rent payable by the Tenant with respect to Suite 119 shall be the amount of Three Thousand Two Hundred Sixty One Dollars and Seventy Seven Cents ($3,261.77) (including GST) which shall be deemed to be full and complete payment of all Minimum Rent, Realty Taxes, Operating Costs and Hydro Charges with respect to Suite 119 for each month from June 6, 2007 through October 5, 2007. Notwithstanding the foregoing, the Tenant shall not be responsible for paying such Gross Rent for the first Seven (7) days of the Term;

LEASE AMENDING AGREEMENT
Between:Eloqua Corporation
& 674951 Ontario Limited
June 1, 2007

3. The Landlord and the Tenant shall both have the right to terminate the Lease at any time during the Term, without penalty or bonus to either party, by providing Seven (7) days advance written notice to the other party effecting same; and
4. The Tenant hereby deposits with the Landlord the sum of Three Thousand Two Hundred Sixty One Dollars and Seventy Seven Cents ($3,261.77) as a further security deposit to be held by the Landlord without interest to assure the Tenant’s performance of its obligations pursuant hereto, all as more particularly set out in the Lease.
5. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. Without limiting the generality of the foregoing, the Deposit shall continue to be held by the Landlord as a security deposit, Without interest, all as more particularly set out in the Lease.
It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.
6. The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease, and other provisions contained in this Agreement.
7. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.
     IN WITNESS WHEREOF the Landlord has duly executed this Agreement at Toranto this 1st day of June 2007.

SIGNED, SEALED AND DELIVERED)	674951 ONTARIO LIMITED
in the presence of:	)		(Landlord)
)
)
	)	Per:	/s/ Rena Miller

	)		Rena Miller, Property Manager
)
	)	Per:	/s/ Michael Alter

	)		Michael Alter, vice-president
)
)
IN WITNESS WHEREOF the Tenant has duly executed this Agreement at Toranto this 8th day of June 2007.

SIGNED, SEALED AND DELIVERED)	ELOQUA CORPORATION
	)		(Tenant)
)
)
)
)
)
	)	Per:	/s/ David Harris Kolada

David Harris Kolada, SVP & CFO

LEASE AMENDING AGREEMENT
THIS AGREEMENT made as of the 22nd day of May, 2007.
BETWEEN:
674951 ONTARIO LIMITED
(the “Landlord”)
- and -
ELOQUA CORPORATION
(the “Tenant”)
WHEREAS:
A. By a Lease dated the 10th day of February, 2005 (the “Lease”), the Landlord leased to Eloqua Corporation, for a term (the “Term”) of five (5) years commencing on the 1st day of November, 2005, and expiring on the 31st day of October, 2010, certain premises (the “Leased Premises”) known as Suite No, 214, comprising an area of approximately Twelve Thousand Six Hundred Ninety Five (12,695) rentable square feet shown outlined in red on the plan attached to the Lease as Schedule “A”, and located on the Second (2nd) floor of the building (the “Building”) known municipality as 543 Richmond Street West in the City of Toronto, in the Province of Ontario.
B. By way of a Lease Amending Agreement dated February 13, 2007, the Tenant leased from the Landlord Suite 215 encompassing approximately Six Thousand and Twelve (6,012) square feet of rentable are on the 2nd floor of 543 Richmond Street West (“Suite 215”) and Suite 215 was Incorporated into the Leased Premises effective on September 1, 2006; and
C. The Tenant has agreed to lease Suite 107 in the Building from the Landlord and to further amend the Lease upon the terms and provisions as are contained in this Agreement
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is by each of the parties hereto acknowledged, the parties agree as follows:
1. The Landlord does demise and lease to the Tenant the premises known as Suite 107 shown outlined in red on the floorplan attached hereto as Schedule “A”, consisting of an area of approximately Eleven Thousand Three Hundred (11,300) square feet of rentable area on the First (1st) floor of the Building (“Suite 107”), and Suite 107 is hereby added to and included in the Leased Premises as defined in the Lease beginning on October 6, 2007 (the “Start Date”).
Within Fifteen (15) days of execution of this agreement, the Landlord’s space-planner shall measure and certify the final rentable area of Suite 107 in accordance with Building standard methodology for the 1st floor of the Building, and this agreement shall, if required, be amended in accordance with such final determination.
2. It is further understood and agreed that under this Lease Amending Agreement:
(i) The Tenant’s proportionate share for Suite 107 is 9.8%;
(ii) The Minimum Rent payable by the Tenant with respect to Suite 107 shall be based on the rate of Ten Dollars and Thirty One Cents ($10.31) per square foot of the rentable area of Suite 107 per annum from October 6, 2007 through October 31, 2010;
(iii) The Tenant will accept Suite 107 in an “as is” condition save and except that the Landlord shall, at its sole cost;
a.	Ensure all Base Building electrical, plumbing and heating, ventilation and air- conditioning system (“HVAC”) serving Suite 107, and HVAC, electrical and sprinkler systems in Suite 107 (as currently configured), are fully functional and in good repair and condition;

LEASE AMENDING AGREEMENT
Between: Eloqua Corporation
& 674851 Ontario Limited
May 22, 2007

b.	Complete a general cleaning of Suite 107;

c.	Replace any materially damaged ceiling tiles, and, where missing, install new ceiling tiles throughout the existing T-Bar ceiling grid in Suite 107;

d.	Ensure all 2’x4’ fluorescent lighting fixtures currently installed in the ceiling grid of Suite 107 are connected and in good and working order; and

e.	Demolish all existing drywall partitions and interior glazing in Suite 107 and repair, to the extent reasonably possible, any damage to the ceiling grid resulting from such demolition. The Landlord will leave the existing kitchen and plumbing intact.
It is understood and agreed that the Landlord shall have joint access to Suite 107 after execution of this agreement for the purpose of completing the work it is responsible for as described above and the Tenant shall cooperate with the Landlord to allow for such Landlord’s work to be completed in an expeditious and efficient manner.
(iv) The Landlord will pay to the Tenant on the Start Date a Leasehold Improvement Allowance not exceeding Three Dollars and Eighty Five Cents ($3.85) per square foot of the final rentable area of Suite 107 upon the terms and provisions of Sections 33(f)(i) and 33(f)(ii) in the Lease.
(v) The Tenant hereby deposits with the Landlord as security for the prompt performance and observance by the Tenant of all of the terms, covenants, conditions and provisions of the Lease the sum of Twenty Six Thousand Dollars ($26,000.00) (the “Deposit”) to be held by the Landlord without Interest and applied as follows:
a.	If the Tenant complies with all of the terms, covenants, and conditions under this Lease and is not otherwise in default under this Lease, then the first Seventeen Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($17,333.33) of the Deposit shall be applied and credited to the Tenant on account of Minimum Rent and the Tenant’s proportionate share of Realty Taxes, Operating Costs and Utility Charges (excluding GST) otherwise payable beginning on January 1, 2008 and shall continue to be applied towards same until exhausted; and

b.	If the Tenant complies with all of the terms, covenants, and conditions under this Lease and is not otherwise in default under this Lease, then the balance of the Deposit, namely Eight Thousand Six Hundred Sixty Six Dollars and Sixty Seven Cents ($8,666.67) of the Deposit shall be applied and credited to the Tenant on account of Minimum Rent and the Tenant’s proportionate share of Realty Taxes, Operating Costs and Utility Charges (excluding GST) otherwise payable beginning on January 1, 2009 and shall continue to be applied towards same until exhausted.
(vi) The Tenant shall, within five (5) business days of execution of this Agreement by the Tenant, provide the Landlord with an Irrevocable Standby Letter of Credit (the “LC”) in the substantially in the same form as the existing Letter of Credit in favour of the Landlord from the Tenant’s bank as set out in Rider “A” Section (b) of the Lease save and except that:
a.	The aggregate amount of the LC shall be Forty Nine Thousand Dollars ($49,000.00);

b.	Provided the Tenant is not in material default of the terms and conditions of the Lease, upon automatic renewal of the LC on January 1, 2009, the amount will be reduced to Thirty Eight Thousand Dollars ($38,000.00);

d.	Provided the Tenant is not in material default of the terms and conditions of the Lease, upon automatic renewal of the LC on January 1, 2010, the amount will be reduced to Nineteen Thousand Dollars ($19,000.00); and

e.	Provided the Tenant has performed all its obligations pursuant to the Lease, the LC shall expire on November 30,2010.

LEASE AMENDING AGREEMENT
Between: Eloqua Corporation
& 674951 Ontario Limited
May 22, 2007

4. Following execution of this Agreement, the Tenant shall be permitted to access Suite 107 for the purpose of completing its leasehold improvements and upon completion of same to occupy Suite 107 to conduct its business therein, provided it shall comply with and abide by all the terms and conditions of the Lease, save and except the Tenant shall not be responsible for the payment of Minimum Rent and its share of Realty Taxes, Operating Costs and Hydro Charges from execution of this Agreement through October 5, 2007. Without limiting the generality of the foregoing, the Tenant shall ensure it complies with all covenants and obligations with respect to insurance while accessing and/or occupying Suite 107 prior to the Start Date.
5. The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease, and other provisions contained in this Agreement.
6. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.
7. This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.
8. It is understood and acknowledged that this Lease Amending Agreement and the Lease and all negotiations and discussions relating thereto are of a confidential nature. The Tenant shall not disclose any details related thereto to any party, save and except those required by the operation of the Tenant’s business, to have such information
     IN WITNESS WHEREOF the Landlord has duly executed this Agreement at Toronto, this 1st day of June, 2007.

SIGNED, SEALED AND DELIVERED)	674951 ONTARIO LIMITED
in the presence of:	)		(Landlord)
)
)
	)	Per:	/s/ Rena Miller

	)		Rena Miller, Property Manager
)
	)	Per:	/s/ Michael Aller

	)		Michael Aller, vice-president
)
)
IN WITNESS WHEREOF the Tenant has duly executed this Agreement at                     , this 1st day of June, 2007.

SIGNED, SEALED AND DELIVERED)	ELOQUA CORPORATION
	)		(Tenant)
)
)
)
)
)
		Per:	/s/ David Harris Kolada

David Harris Kolada, SVP & CFO

LEASE AMENDING AGREEMENT
Between:Eloqua Corporation
& 674851 Ontario Limited
May 22, 2007

SCHEDULE “A”

LEASE AMENDING AGREEMENT
THIS AGREEMENT made as of the 19th day of November, 2007.
BETWEEN:
674951 ONTARIO LIMITED
(the “Landlord”)
- and -
ELOQUA CORPORATION
(the “Tenant”)
WHEREAS:
A. By a Lease dated the 10th day of February, 2005 (the “Lease”), the Landlord leased to Eloqua Corporation, for a term (the “Term”) of five (5) years commencing on the 1st day of November, 2005, and expiring on the 31st day of October, 2010, certain premises (the “Leased Premises”) known as Suite No. 214, comprising an area of approximately Twelve Thousand Six Hundred Ninety Five (12,695) rentable square feet shown outlined in red on the plan attached to the Lease as Schedule “A”, and located on the Second (2nd) floor of the building (the “Building”) known municipally as 543 Richmond Street West in the City of Toronto, in the Province of Ontario.
B. By way of a Lease Amending Agreement dated February 13, 2007, (the “First Amending Agreement”) the Tenant leased from the Landlord Suite 215 encompassing approximately Six Thousand and Twelve (6,012) square feet of rentable are on the 2nd floor of 543 Richmond Street West (“Suite 215”) and Suite 215 was incorporated into the Leased Premises effective on September 1, 2006; and
C. By way of a Lease Amending Agreement dated May 22, 2007, (the “Second Amending Agreement”), the Tenant leased from the Landlord Suite 107 encompassing approximately Eleven Thousand Three Hundred square feet of rentable are on the 1st floor of 543 Richmond Street West (“Suite 107”) and Suite 107 was incorporated into the Leased Premises effective on October 6, 2007. Said Agreement provides that the Landlord’s space planner shall calculate the final rentable area and the rent shall be adjusted accordingly; and
D. The Landlord’s space planner has determined that the total rentable area of Suite 107 is approximately Ten Thousand Nine Hundred and Seventeen (10,917) square feet (the “Actual Rentable Area”); and
E. The parties hereto have agreed to amend the Second Amending Agreement to reflect the Actual Rentable Area of Suite 107 and amend the other terms and conditions accordingly;
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is by each of the parties hereto acknowledged, the parties agree as follows:
1. The Second Amending Agreement is amended as of the Commencement Date as follows:
(a)	Section 1 is amended to read Ten Thousand Nine Hundred and Seventeen (10,917) square feet of rentable area;

(b)	Section 2(i) is amended to read the Tenant’s proportionate share for Suite 107 is 9.4%
2. The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease, and other provisions contained in this Agreement.
3. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

LEASE AMENDING AGREEMENT
Between: Eloqua Corporation
& 674951 Ontario Limited
May 22, 2007

4. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.
5. It is understood and acknowledged that this Lease Amending Agreement and the Lease and all negotiations and discussions relating thereto are of a confidential nature. The Tenant shall not disclose any details related thereto to any party, save and except those required by the operation of the Tenant’s business, to have such information
     IN WITNESS WHEREOF the Landlord has duly executed this Agreement at Toronto, this      day of                     , 2007.

SIGNED, SEALED AND DELIVERED	)	674951 ONTARIO LIMITED
in the presence of:	)		(Landlord)
)
)
	)	Per:	/s/ Rena Miller

	)		Rena Miller, Property Manager
)
	)	Per:	/s/ Michael Alter

	)		Michael Alter, vice-president
)
     IN WITNESS WHEREOF the Tenant has duly executed this Agreement at Toranto this 31 day of         2007.

SIGNED, SEALED AND DELIVERED	)	ELOQUA CORPORATION
	)		(Tenant)
)
)
)
)
)
	)	Per:	/s/ Ralf Riekers

VP Finance & Operations

OFFER TO AMEND LEASE
Dated this 12th day of April 2010.
543 RICHMOND STREET WEST, TORONTO, ONTARIO
(the “Building”)
TO: ELOQUA CORPORATION (the “Tenant”)

WE, 674951 ONTARIO LIMITED (the “Landlord”)
hereby offer to amend the existing lease dated February 10th, 2005 between the Landlord and the Tenant (the “Lease”), through Cityspace SG Real Estate Inc. (the “Landlord’s Agent”) and Colliers Macaulay Nicolls (Ontario) Inc., (the “Tenant’s Agent”) upon the following terms and conditions:
1.	Premises

The premises shall consist of the existing premises of Twenty Nine Thousand Six Hundred Twenty Four (29,624) rentable square feet being part of the 1st and 2nd floors of the Building (the “Existing Premises”) and an additional Four Thousand Seventy Seven (4,077) rentable square feet on the 2nd floor of the Building currently occupied by Buck Productions as shown on Schedule “A” hereto (the “Expansion Premises”) comprising a total of approximately Thirty Three Thousand Seven Hundred and One (33,701) rentable square feet in the Building (collectively referred to as the “Premises”). The final rentable area of the Premises shall be subject to adjustment, if required, based on the actual, rentable area as determined by the Landlord’s architect in accordance with the measurement standards in the Lease. The Landlord’s architect’s certificate shall be delivered to the Tenant prior to the Commencement Date.

2.	Lease Term

The Term for the Premises shall be Five (5) years commencing November 1, 2010 (the “Commencement Date”) and expiring on October 31, 2015 (the “Lease Term”).

3.	Minimum Rent

Throughout the entire Lease Term the Tenant shall pay to the Landlord the following minimum rent (the “Minimum Rent”) payable in advance on the first day of each month as follows:
OPTION 1

Years 1-5:	Seventeen Dollars and Twenty Cents ($17.20) per square foot of Rentable Area of the Premises per annum based on the Leasehold Improvement Allowance set out in Section 7(i) below.

OPTION 2

Years 1-5:	Fifteen Dollars and Sixty Cents ($15.60) per square foot of Rentable Area of the Premises per annum based on the Leasehold Improvement Allowance set out in Section 7(ii) below.
4.	Additional Rent

As per the existing Lease which is estimated to be $9.85 per square foot of Rentable Area at present except for the following items which shall not be included in Operating Costs:
(a)	All amounts which otherwise would be included in Operating Costs which are chargeable by the Landlord to other tenants;

(b)	Such of the Operating Costs as are recovered from insurance proceeds, warranties or guarantees, to the extent such recovery represents reimbursements for costs previously included in Operating Costs;

(c)	Interest on debt and capital retirement of debt;

(d)	All amounts which otherwise would be included in Operating Costs which are directly attributable to the operation of the surface parking lot and underground parking garage forming part of and serving the Building;

(e)	Commissions and other expenses payable in connection with the marketing and leasing of the Building including the cost of any leasehold improvement allowance or other inducement paid to tenants of the Building;

(f)	The amount of any goods and services tax (“G.S.T.”) and/or harmonized sales tax (“H.S.T.”) paid or payable by the Landlord on the purchase of goods and services including in Operating Costs which may be available to the Landlord as a credit in determining the Landlord’s net tax liability or refund on account of G.S.T. and/or H.S.T.;

(g)	All costs and expenses incurred as a result of the negligent acts or omissions of the Landlord or those for whom it is in law responsible;

(h)	All costs and expenses of all replacements to the structure of the Building including, without limitation, the foundation, exterior wall assemblies including weather walls, roof, subfloor, bearing walls and structural columsn and beams of the Building;

(i)	All fines, suits, claims, demands, actions, costs, charges, and expenses of any kind or nature made necessary by the Landord’s non-compliance with governing codes, by-laws, regulations, and ordinances relating to the Building;

(j)	The costs and expenses incurred with respect to the initial acquisition, development or construction of the Building or any expansion thereof; and,

(k)	Mortgage payments and mortgage interest payments.

(I)	It is understood and agreed that the Tenant shall be responsible only for its proportionate share of capital repairs and replacements determined in accordance with sound accounting principles consistently applied, such costs, if appropriate in the circumstances as determined by the Landlord’s accountants, acting reasonably, to be amortized according to sound accounting principles.
5.	Use

As per the existing Lease.
6.	Parking

The Tenant shall continue to lease fifteen (15) unreserved, underground parking spaces at 555 Richmond Street West which are currently $110.00 per month per space plus applicable taxes. On the first (1st) day of the second (2nd) month following the month during which the Sublease Agreement is executed, the Tenant shall be provided an additional thirty (30) reserved, surface parking spaces in the east lot of the Building (off of Portland Street) at the current rate of $110.00 per month per space plus applicable taxes. The prevailing rate for parking shall change from time-to-time but such change on a cumulative basis, shall not exceed annual “market” percentage increases. The Tenant shall have the right, with thirty (30) days written notice to the Landlord, to decrease the number of monthly parking spaces.

The reserved surface parking spaces shall be dedicated exclusively to the Tenant from 7:00 a.m. to 7:00 p.m. on weekdays (“Regular Parking Hours”) and will not require the Tenant, its employees or guests to provide keys to the parking lot attendant(s). The Tenant shall be responsible for policing its reserved parking spaces during Regular Parking Hours however, the Landlord, with the cooperation of the Tenant, shall employ a commercially reasonable system to ensure that no cars are parked in the Tenant’s reserved parking spaces at the start of Regular Parking Hours.

It is understood and agreed that the Landlord may contract out the parking lot to a third-party outside of regular business hours and that the Landlord and the Tenant shall work together, both acting reasonably, to agree on procedures to allow for casual parking by employees of the Tenant, at no cost, outside of regular business hours. The Landlord shall, at the Landlord’s cost, re-stripe the parking lines and number the parking spaces prior to the Tenant being provided the additional thirty(30) surface parking spaces.

7.	Leasehold Improvement Allowance

The Landlord will pay to the Tenant, as a contribution towards the cost of approved leasehold improvements, such approval not to be unreasonably withheld or delayed, installed by or on behalf of the Tenant, the sum of:

(i)	Twenty Five Dollars ($25.00) per square foot of Rentable Area for the Premises plus applicable Goods and Services Tax (GST) and Harmonized Sales Tax (HST) in the case of Minimum Rent, Option 1 above; or

(ii)	Twenty Dollars ($20.00) per square foot of Rentable Area for the Premises plus applicable Goods and Services Tax (GST) and Harmonized Sales Tax (HST) in the case of Minimum Rent, Option 2 above.
Such contribution shall be payable on a one-time basis to the Tenant when the said leasehold improvements have been installed and paid for by the Tenant, the Tenant has furnished evidence satisfactory to the Landlord of such installation and payment, and the Lease Term has commenced, all as more particularly set out in the final Lease Amending Agreement. Should the Tenant’s aggregate leasehold improvement cost be less than the Leasehold Improvement Allowance, the difference will be applied against the Minimum Rent due, amortized on an equal monthly basis throughout the Term with interest at a rate of 9.5% per annum calculated annually.
8.	Landlord’s Work

The Landlord shall, at its cost and expense within Twenty One (21) days of execution of the Lease Amending Agreement by the Parties or such other schedule agreed upon by Landlord and Tenant in order to minimize disruption to the Tenant’s employees, complete the work to the Expansion Premises as per attached Schedule “B” (the “Landlord’s Work”). The Landlord shall complete the Landlord’s Work diligently, expeditiously and in a good and workmanlike manner and all such work shall be performed in accordance with the provisions of the Lease and good construction practices by competent contractors and in compliance with all current, relevant and applicable municipal and provincial building codes, laws, by-laws, and regulations.
9.	Fixturing Period

During the period following completion of the Landlord’s Work and until the Commencement Date, the Tenant will be permitted to have occupancy of the Expansion Premises to complete the Tenant’s Work, and during this period, the Tenant shall be bound by all the provisions of the Lease save those requiring the payment of Minimum Rent and the Tenant’s share of Realty Taxes, Operating Costs and Utility Charges.

10.	No Representations

There are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

11.	Right of First Refusal

Provided the Tenant is not in default under the Lease, then subordinate to any existing rights of other tenants in the Building as of the date of unconditional acceptance of this Agreement, the Tenant will have a right of first refusal (the “Right of First Refusal”) on any office space on the main and second (2nd) floors of the Building having a rentable area greater than two thousand five hundred (2,500) rentable square feet that come available from time to time (the “RFR Space”). If at any time during the term of this Lease the Landlord receives from a third party an offer to lease that incorporates all or part of the RFR space which the Landlord is prepared to accept (the “Third Party Offer”), the Landlord shall offer the RFR space to the Tenant, in writing, at the terms and conditions of the Third Party Offer in its entirety, including without limitation the lease of space that is not RFR space, with the exception of the following:
i)	In the event the party submitting the Third Party Offer is substantially more creditworthy than the Tenant, then any upfront allowances or inducements may not be granted to the Tenant provided that in such an event the Minimum Rent payable by the Tenant shall be discounted on a pro-rata basis.
The Tenant will have five (5) business days following receipt of the terms for the Third Party Offer to advise the Landlord of its acceptance or refusal of the Landlord’s offer. If the Tenant does not exercise its Right of First Refusal and thereafter if the Landlord does not enter into a lease with the new tenant based on the terms and provisions of the Third Party Offer within sixty (60) days after notice is provided to the Tenant then the Tenant’s Right of First Refusal will be in full force and effect. If the Tenant does not exercise its Right of First Refusal and thereafter the Landlord enters into a lease with a new tenant based on the terms and provisions of the Third Party Offer within sixty (60) days after notice is provided to the Tenant, then the Tenant’s Right of First Refusal with respect to the Third Party Offer space will be null and void and of no further force or effect. However, the Right of First Refusal shall continue to be in effect for the remaingin RFR Space. The Provisions of this Right of First Refusal are personal to the Tenant.
12.	Swing Space

As requested by the Tenant, the Landlord shall provide the Tenant with access to the Expansion Premises, Suite 217 (3,686 sf), and Suite 228 (726 sf) in the Building (hereafter referred to collectively as the “Swing Space”), all as shown on Schedule “A-1”, to facilitate the construction of Tenant’s leasehold improvements within the Premises, commencing the later of May 8, 2010 or Seven (7) days following execution of the Lease Amending Agreement as provided for herein until December 31, 2010. The Tenant shall be responsible for observing all terms and provisions of the Lease while in occupancy of the Swing Space save for the payment of

Minimum Rent and its share of Realty Taxes, Operating Costs and Utility Charges and the Swing Space shall be delivered in a clean, vacant ‘broom swept’ condition with working lighting to meet base building standards. The Tenant shall vacate the Swing Space in a clean, vacant ‘broom swept’ condition upon completion of its construction. In the event the Tenant has a bonafide requirement for additional swing space, the Landlord will use its best commercial efforts to provide the Tenant with additional space in the Building, on similar terms, at no cost to the Tenant.
13.	Restoration

The Tenant’s rights and obligations with respect to restoration of the Leased Premises at the expiry of the Term or any permitted extension thereof are set out in Section 33(b) of the Lease save and except that the Tenant shall not be responsible for removing those leasehold improvements installed in the Leased Premises prior to April 12, 2010 with the exception that the Tenant shall be responsible for the cost of the Landlord’s removal of the internal stairway connecting Suite 214 and Suite 107 and the returning the affected areas to more or less the condition they were in prior to installation of such staircase, such obligation surviving expiration of the Term.

14.	Time of Essence

Time shall be of the essence of this agreement and the transactions contemplated herein, provided that the time for doing or completing any matter herein may be amended by an agreement in writing signed by both parties.

15.	Definitions

Words defined in the Offer and used herein shall have the same meaning ascribed to them by the Lease.

16.	Waiver to Agent

The parties to this agreement acknowledge that the agents have recommended that they obtain advice from their legal Counsel prior to signing this document. The parties further acknowledge that the information provided by the agents is not legal, accounting, environmental or tax advice, and the parties are cautioned not to rely on any such information without seeking specific legal, accounting, environmental or tax advice with respect to their unique circumstances.

17.	Lease Amending Agreement

The existing Lease shall be amended to include the terms of this Offer in a lease amending agreement (the “Lease Amending Agreement”). The Lease Amending Agreement shall be prepared and delivered by the Landlord to the Tenant within Ten (10) business days after unconditional acceptance of the Offer. The Tenant has not yet reviewed the Lease Amending Agreement and the Landlord and Tenant agree that the Lease Amending Agreement may be subject to amendments as agreed to by both the Landlord and Tenant or their respective solicitors, acting reasonably. The Landlord and Tenant shall use their respective best efforts to execute the Lease Amending Agreement within Ten (10) business days from the date of delivery of Lease Amending Agreement to the Tenant. In all other respects, the terms, covenants and conditions shall remain unchanged and in full force and effect, except as modified by the Lease Amending Agreement. Any reference to the Term of the Lease shall be deemed to refer to the Amended Term.
18.	Tenant’s Work

The Premises are leased “As Is” and any alterations shall be subject to the Tenant obtaining the approval of the local Municipal authority and the Landlord, as required, at the Tenant’s cost, such approval from the Landlord not to be unreasonably withheld or delayed, all as further defined in the Lease.

19.	GST/HST

All amounts referred to in this Offer are quoted without the Goods and Services Tax and the Harmonized Sales Tax and such taxes shall be in addition to costs quoted.

20.	Agency Disclosure

A selling commission will be paid to Colliers Macaulay Nicolls (Ontario) Inc. by the Landlord. It is understood and agreed that Colliers Macaulay Nicolls (Ontario) Inc. is working on the Tenant’s behalf and as such owes a fiduciary responsibility to the Tenant.
21.	Option to Extend

If,
(a) The Tenant pays the Rent (including Minimum Rent and Additional Rent) as and when due and punctually observes and performs the terms, covenants and conditions to be observed and performed by it in accordance with the terms of the Lease;
(b) The Tenant is not in default under the Lease;
(c) The Tenant gives the Landlord not less than Nine (9) months and not more than Eighteen (18) months written notice prior to the expiration of the Term of this Lease of the Tenant’s intention to extend the Term of the Lease; and
(d) So long as the Tenant is Eloqua Corporation or a permitted Transferee, defined as:
(i) A holding body corporate, a subsidiary body corporate or affiliated body corporate (as those terms are defined as of the date of this Offer pursuant to The Canada Business Corporations Act) of the Tenant;
(ii) A corporation formed as a result of a merger or amalgamation involving the Tenant with another corporation or corporations; or

(iii)	A purchaser, whether by acquisition of shares or assets, of all or a majority of the Tenant’s business and/or assets.
and itself in occupation and conducting business in the Leased Premises in accordance with the terms of the Lease, the Tenant expressly acknowledging and agreeing that the provisions of this section are personal to the Tenant or a permitted Transferee, then the Landlord will grant to the Tenant the right to extend the Term of this Lease upon the expiry of the initial Term for a period of Five (5) years (the “Extended Term”) upon the same terms and conditions as set out in the Lease except that:
i)	The Landlord may at its option require the Tenant to enter into an Extension Agreement, as prepared by the Landlord at the Tenant’s expense to give effect to the Extended Term; and

ii)	The Minimum Rent payable during each year of the Extended Term shall be based on the fair market rent, all economic factors considered, for comparable premises (including comparable leasehold improvements), in comparable buildings, in the same neighbourhood, Nine (9) months prior to expiration of the Term. For the purpose of this clause 555 and 543 Richmond Street West are deemed to be comparable buildings. Failing agreement as to the fair market rent, such rent shall be determined by an arbitrator agreed on by the parties both acting reasonably, such arbitrator employing baseball style/final offer arbirtration whereby each party submits a final offer and the arbitrator selects one of the two offers to which the parties will be bound.
22.	Tenant Conditions

This Offer shall be conditional for five (5) days following acceptance of this Offer upon the Tenant reviewing and approving the terms of this Offer.
This condition is for the sole benefit of the Tenant and the Tenant may approve this condition, in its sole and unfettered discretion, by giving notice in writing to the Landlord, or its agent, at any time prior to the expiration of the above mentioned five (5) days, failing which, this Offer shall be null and void.
23.	Landlord Condition

This Offer is subject to the Landlord, at its sole discretion, satisfying itself with respect to the Tenant’s financial strength, creditworthiness and corporate standing within Five (5) business days of receiving pertinent financial and corporate information requested by the Landlord from the Tenant, which the Tenant hereby agrees to provide to the Landlord forthwith, upon conditional acceptance of this Offer. Without limiting the generality of the foregoing, the Tenant shall provide the

Landlord, after conditional acceptance of this Offer, with its most recent audited finanical statements and any unaudited financial statements perpared in the interim.

This subject condition is for the sole benefit of the Landlord and may be waived by them at any time within the time periods specified, by delivery of written notice to the Tenant as set out herein, waiving this subject condition. Should this subject condition not be waived within the time periods specified, then this Offer shall be considered null and void. The Tenant is hereby notified that a Consumer Report containing credit and/or personal information may be referred to in connection with this transaction.
24.	Mutatis Mutandis

All other terms, conditions and rights in the Tenant’s existing Lease, except for these explicitly amended herein, shall be in full force and effect throughout the Amended Term.

25.	Relocation

The Lease Amending Agreement resulting from this Offer to Lease shall contain a clause restricting the Landlord from relocating the Tenant from any part of the Premises prior to the expiry of the Lease Term or any extension thereof save as may be provided for in the Lease as a result of fire or other damage to the Leased Premises and/or Building.

26.	Sale/Demolition

The Landlord acknowledges and agrees that there will be no demolition clause giving the Landlord the right to demolish the Building or terminate the Lease for demolition or redevelopment of the Building during the Lease Term or extension thereof.

27.	Card Reader

Provided it does not adversely effect the Landlord’s card reader system installed at the entrance to 555 Richmond Street West, the Landlord hereby consents to the Tenant and the Tenant’s security company (ADT Security) installing a card reader, compatible with the Tenant’s office security system, at the main building entrance of 555 Richmond Street West which permits access to the Building. The installation of such card reader system shall be strictly subject to the Landlord’s approval of plans, specifications and contractors, all as more particularly set out in the Lease. The

28.	Building Services

The Landlord will ensure that the on-going maintenance of the Building will be completed in a timely manner. Specifically the Landlord shall address the following issues in the following timeframes:
•	Plumbing issues — overflows in washrooms, any type of flooding — immediately

•	Ballast replacement issues for lights — within 2 days (depending on location)

•	Heat and air condition issues — within 1 hour

•	Rodent issues — 24 hours
charges for the cabling, labor and material shall be an allowable expense included in the Leashold Improvement Allowance. Notwithstanding anything to the contrary contained herein or in the Lease, the Tenant shall be responsible for removal of the card reader system at the expiration of the Term, if requested by the Landlord.
29.	Time for Acceptance

This Offer shall be irrevocable by the Landlord and open for acceptance by the Tenant until 5:00 p.m. on the 19th day of April 2010 after which time, if not accepted, this Offer shall be null and void.
Acceptance of this Offer may be communicated by facsimile transmission of an accepted Offer or by delivery of such facsimile without limiting other methods of communicating acceptance available to the parties.
Dated at _____ this ___ day of ___ , 2010.

674951 ONTARIO LIMITED

Per:	/s/ Rena Miller
Rena Miller, Property Manager
We hereby agree that the above correctly sets forth the terms of our agreement and undertake to carry out the provisions thereof.
Dated at 14:00 this 14 day of April, 2010.

ELOQUA CORPORATION

Per:	/s/ Joseph P. Payne
Name/Title:	Joseph P. Payne

Schedule “A”

Schedule A-1

Schedule “B”
LANDLORD’S WORK
The Landlord will, at its own expense, complete the following work in the Expansion Premises within Twenty One (21) days of execution of the Lease Amending Agreement by the Parties or such other schedule agreed upon by Landlord and Tenant in order to minimize disruption to the Tenant’s employees:
1)	Demolish and/or construct the/a demising wall between the Existing Premises and the Expansion Premises, as requested and indicated by the Tenant and repair or replace t-bar ceiling and tiles, where applicable, if damaged by such demolition/construction;

2)	Replace all burnt out lighting;

3)	Ensure all electrical and HVAC systems in the Expansion Premises are in good and working order;

4)	Remove all debris, and deliver the Expansion Premises in a clean, broomswept manner.

PARKING AGREEMENT
THIS AGREEMENT MADE the 4th day of June 2010
BETWEEN:
674951 ONTARIO LIMITED
(hereinafter referred to as the “Licensee”)
OF THE FIRST PART
- and -
ELOQUA CORPORATION
(hereinafter referred to as the “Licensee”)
OF THE SECOND PART
          WHEREAS the Licensor and the Licensee have entered into a lease dated the 10TH day of February, 2005 and subsequent extension and amending agreements (hereinafter referred to as the “Lease”) pursuant to which the Licensor leased to the Licensee certain premises as described therein in the Building.
          AND WHEREAS the Licensee is desirous of securing a licence to use indoor parking spaces in the underground of 555 Richmond Street West (“the 555 Spaces”) and outdoor parking spaces in the surface cast lot of 543 Richmond Street West (on Portland Street) (“the 543 Spaces”) and collectively (the “Parking Spaces”).
          AND WHEREAS all capitalized terms used in this Parking Agreement shall have the meanings assigned to them in the Lease unless otherwise defined.
          NOW WITNESSETH THEREFOR that in consideration of the fees, covenants, and agreements herein contained, the sum of Two Dollars ($2.00) paid by each party to the other (the receipt and sufficiency of which is hereby acknowledged) and for other good and valuable consideration, the parties hereto covenant and agree as follows:
Licence
1.	Provided the Licensee is not in default under the Lease, the Licensor grants a licence to the Licensee during the Term and all renewals and extensions, for so long as the Licensee is in possession of the entire Leased Premises, permitting the Licensee to use fifteen (15) unreserved 555 Spaces and thirty (30) reserved 543 Spaces to be designated by the Licensor. The reserved 543 Spaces shall be dedicated exclusively to the Licensee from 7:00 a.m. to 7:00 p.m. on weekdays other than statutory holidays (“Regular Parking Hours”) and will not require the Licensee, its employees or guests to provide keys to the parking lot attendant(s). The Licensee shall be responsible for policing its 543 Spaces during Regular Parking Hours, however, the Licensor, with the cooperation of the Licensee, shall employ a commercially reasonable system to ensure that no cars are parked in the Licensee’s 543 Spaces at the start of Regular Parking Hours.
Fee
2.	From and after the 1st day of August, 2010, the Licensee shall pay to the Licensor (or to the parking operator or such other Person if the Licensor so directs) throughout the Term for each such parking space $110 per month per space until October 30, 2012, $120 per month per space from November 1, 2012 to October 30, 2013 and $130 per month per space from November 1, 2013 until the end of the Term (all rates exclude applicable taxes), (the “Parking Fee”). In addition, the Licensee shall be responsible for the cost of the garage access card for cach of the 555 Spaces and any subsequent replacements necessitated by loss, theft, damage or any reason whatsoever.

Payment
3.	The Parking Fee payable pursuant to this Agreement shall be paid monthly in advance on the first day of each and every month throughout the Term, and the non-payment thereof shall be treated as non-payment of Rent under the Lease.
Default
4.	A Default under this Agreement shall also constitute a default under the Lease, and a default under the Lease shall also constitute a default under this Agreement. If the Lease shall expire or is terminated, this Agreement shall thereupon automatically be deemed to be terminated. Lor the purposes of this Agreement. “Default” means:
(i)	if the Licensee fails to pay the Parking Fee on the day or dates appointed for the payment thereof (provided that the Licensor first gives three (3) business days’ written notice to the Licensee of any such failure): or

(ii)	the Licensee fails to observe or perform any other of the terms, covenants or conditions of this Agreement to be observed or performed by the Licensee provided the Licensor first gives the Licensee ten (10) business days’ written notice of any such failure to perform and the Licensee within such period of ten (10) business days fails to commence diligently and thereafter to proceed diligently to cure any such failure to perform.
Additional Provisions
5.	It is understood and agreed that the use of the Parking Spaces by the Licensee is subject to and qualified by the following provisions:
(a)	the Parking Spaces are for the use of one (1) vehicle per space by the Licensee:

(b)	the use of the Parking Spaces shall be restricted to the Licensee’s employees or guests visiting the Licensee for the purpose of business:

(c)	the Licensee shall not be entitled to assign, sublicense or part with possession of its right to use any or all of the said Parking Spaces:

(d)	subject to the terms of this Agreement, the Licensee’s use of the Parking Spaces shall be subject to all reasonable rules and regulations established from time to time by the Licensor or the operator, as the case may be, from time to time:

(e)	subject to the terms of this Agreement, the use by the Licensee of the Parking Spaces is subject to the exclusive control of the Licensor:

(f)	the Licensee agrees to indemnify the Licensor (collectively the “Owners”) against all liability, claims, damages or expenses due to or arising out of any action or omission or neglect by the Licensee, its agents, servants, invitees, assignees or licensees on or about the Parking Spaces or due to or arising out of any breach by the Licensee or anyone who by law the Licensee is responsible for, of the provisions of this Agreement or any rules or regulations established from time to time by the Licensor or by the parking operator:

(g)	the Licensee shall use the Parking Spaces at its sole risk and the Owners will not be liable for any loss, injury or damage caused to persons using the Parking Spaces or to automobiles or their contents or any other property, the responsibility for insuring against any such loss, injury or damage being that of the Licensee who hereby waives on behalf of itself and its insurers any rights of subrogation against the Owners:

(h)	the Licensee shall pay to the Licensor (or to the parking operator or such other Person if the Licensor so directs) the current replacement fee at that time for each and every access card that is lost or misplaced or damaged:

(i)	it is understood and agreed that the Licensor may contract out the management of the Parking Spaces to a third parly outside of Regular Parking Hours and that the Licensor and the Licensee shall work together, both acting reasonably, to agree on procedures to allow for casual parking for work purposes by employees of the Licensee. at no cost, outside of Regular Parking Hours;

(j)	the Licensor shall, at the Licensor’s cost, re-slripe the parking lines and number the Parking Spaces prior to August 1, 2010.
Successors and Assigns
6.	All rights and liabilities herein granted to, or imposed upon the respective parlies hereto, extend to and bind the successors and assigns of the Licensor and the heirs, executors, administrators and permitted successors and assigns of the Licensee, as the case may be. No rights, however, shall enure to the benefit of any assignee of the Licensee unless the assignment to such assignee has been consented to by the Licensor in writing. If there is more than one Licensee, they are all bound jointly and severally by the terms, covenants and conditions herein. Notwithstanding any assignment by the Licensee permitted herein or the person making payment of the Parking Fees contemplated herein, the Licensee shall not be released from performing any of the terms of this Agreement.
IN WITNESS WHEREOF the parties hereto have executed this Agreement.

674951 ONTARIO LIMITED
(Licensor)
Per:	/s/ Rena Miller
Rena Miller, Property Monager

Per:	/s/ Robert Carsley
Robert Carsley, President

ELOQUA CORPORATION
(Licensee)
Per:	/s/ Donald E. Clarke
Authorized Signing Officer
Name:	Donald E. Clarke
Title:	CFO

LEASE EXTENSION & AMENDING AGREEMENT
THIS AGREEMENT made this 18th day of May, 2010.
B E T W E E N:
674951 ONTARIO LIMITED
(the “Landlord”)
– and –
ELOQUA CORPORATION
(the “Tenant”)
WHEREAS:
A. By a Lease dated the 10th day of February, 2005 (the “Lease”), the Landlord leased to Eloqua Corporation, for a term (the “Term”) of five (5) years commencing on the 1st day of November, 2005, and expiring on the 31st day of October, 2010, certain premises (the “Leased Premises”) known as Suite No. 214, comprising an area of approximately Twelve Thousand Six Hundred Ninety Five (12,695) rentable square feet shown outlined in red on the plan attached to the Lease as Schedule “A”, and located on the Second (2nd) floor of the building (the “Building”) known municipally as 543 Richmond Street West in the City of Toronto, in the Province of Ontario.
B. By way of a Lease Amending Agreement dated February 13, 2006, the Tenant leased from the Landlord Suite 215 encompassing approximately Six Thousand and Twelve (6,012) square feet of rentable area on the 2nd floor of 543 Richmond Street West (“Suite 215”) and Suite 215 was incorporated into the Leased Premises effective on September 1, 2006;
C. By way of a Lease Amending Agreement dated May 22, 2007, the Tenant leased from the Landlord Suite 107 encompassing approximately Ten Thousand Nine Hundred Seventeen (10,917) square feet of rentable are on the 1st floor of 543 Richmond Street West (“Suite 107”) and Suite 107 was incorporated into the Leased Premises effective on October 6, 2007; and
D. The parties hereto have agreed to incorporate Suite 201 and Suite 203 in the Building into the Leased Premises and to extend the Term of the Lease upon the terms and provisions set out hereunder.
     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which by each of the parties hereto acknowledged, the parties hereto agree as follows:
1. Term: The Term of the Lease is hereby extended for a period of Five (5) years from November 1, 2010 through October 31, 2015 (the “Extended Term”) upon the same terms and conditions as are contained in the Lease save and except as amended by this Agreement.
The Tenant shall continue in occupancy of Suite 214, Suite 215 and Suite 107 (collectively the “Existing Premises”) on an “as is” basis and any alterations to the Existing Premises shall be at the Tenant’s cost and in accordance with the terms and provisions as further defined in the Lease.
2. Expansion Space: Effective on November 1, 2010 Suite 201 and Suite 203 encompassing approximately Four Thousand Seventy Seven (4,077) rentable square feet on the 2nd floor of the Building as shown outlined in red on the floor plan attached hereto as Schedule “A” (“Suite 201/203”) shall be incorporated into and form part of the Leased Premises as defined in the Lease.
(a)	Except as specifically provided for in Schedule “B” attached hereto, the Tenant shall accept Suite 201/203 in an “as-is where-is” condition and acknowledges that existing leasehold improvements in Suite 201/203 have been subjected to the wear and tear of

1

prior occupants. The Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to Suite 201/203 except as specifically provided for in Schedule “B” attached hereto; and

(b)	All further renovations, alterations or improvements in or to Suite 201/203 are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant’s expense and strictly in accordance with the provisions of the Lease. Without limiting the generality of the foregoing, the Tenant shall not commence any work in Suite 201/203 without the Landlord’s prior written approval of plans, specifications and the Tenant’s selection of contractors, such approval from the Landlord not to be unreasonably withheld or delayed, all as more particularly set out in the Lease.
3. Mimimum Rent: Minimum Rent payable by the Tenant during the Extended Term shall be calculated based on the option set out in Subsection 3(i) or 3(ii) below selected by the Tenant by way of written notification to the Landlord by no later than June 15, 2010:
i)	OPTION 1

Seventeen Dollars and Twenty Cents ($17.20) per square foot of rentable area of the Leased Premises per annum based on the Leasehold Improvement Allowance set out in Section 4(i) below.

ii)	OPTION 2

Fifteen Dollars and Sixty Cents ($15.60) per square foot of rentable area of the Leased Premises per annum based on the Leasehold Improvement Allowance set out in Section 4(ii) below.
4. Leasehold Improvement Allowance: The Landlord will pay to the Tenant, as a contribution towards the cost of approved leasehold improvements installed by or on behalf of the Tenant, such approval not to be unreasonably withheld or delayed, the sum of:
(i)	Twenty Five Dollars ($25.00) per square foot of rentable area of the Leased Premises plus applicable Harmonized Sales Tax (HST) in the case the Tenant selects Minimum Rent Option 1 above (i.e. Subsection 3(i)); or

(ii)	Twenty Dollars ($20.00) per square foot of rentable area of the Leased Premises plus applicable Harmonized Sales Tax (HST) in case the Tenant selects Minimum Rent Option 2 above (i.e. Subsection 3(ii)).
Should the Tenant’s aggregate leasehold improvement cost be less than the Leasehold Improvement Allowance, the difference will be applied against the Minimum Rent due, amortized on an equal monthly basis throughout the Term with interest at a rate of 9.5% per annum calculated annually.
The Leasehold Improvement Allowance shall be payable on a one-time basis to the Tenant when the said leasehold improvements have been installed and paid for by the Tenant, the Tenant has furnished evidence satisfactory to the Landlord of such installation and payment, and the Lease Term has commenced, all as more particularly set out in Schedule “C” attached hereto.
5. Letter of Credit: The Tenant hereby agrees to provide the Landlord, within ten (10) business days of execution of this Agreement and in exchange for any existing letters of credit issued in favour of the Landlord, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) drawn through one of the Five (5) largest Canadian Chartered banks, in a form acceptable to the Landlord , incorporating terms as set out in Rider A subparagraph b of the current Lease between the parties, save that the such Letter of Credit shall be in the amount of the last month’s estimated gross rent plus HST payable under the Extended Term and such Letter of Credit shall not diminish in amount but its full amount shall be in place throughout the Extended Term, as a security deposit, to assure the Tenant’s performance of its obligations pursuant to the terms of the Lease as extended. The Letter of Credit will replace and substitute any existing letter of credit issued in favour of the Landlord.
6. Additional Rent: It is understood and agreed that notwithstanding anything to the contrary in the Lease. The following items shall not be included in Operating Costs:
(a)	All amounts which otherwise would be included in Operating Costs which are chargeable by the Landlord to other tenants;

(b)	Such of the Operating Costs as are recovered from insurance proceeds, warranties or guarantees, to the extent such recovery represents reimbursements for costs previously included in Operating Costs;

2

(c)	Interest on debt and capital retirement of debt;

(d)	Commissions and other expenses payable in connection with the marketing and leasing of the Building including the cost of any leasehold improvement allowance or other inducement paid to tenants of the Building;

(e)	The amount of any goods and services tax (“G.S.T.”) and/or harmonized sales tax (“H.S.T.”) paid or payable by the Landlord on the purchase of goods and services including in Operating Costs which may be available to the Landlord as a credit in determining the Landlord’s net tax liability or refund on account of G.S.T. and/or H.S.T.;

(f)	All costs and expenses incurred as a result of the gross negligent acts or omissions of the Landlord or those for whom it is in law responsible;

(g)	All costs and expenses of replacements to the major structural elements of the Building including the foundation, exterior wall assemblies including weather walls, subfloor, bearing walls and structural columns and beams, but excluding the roof and related components;

(h)	All fines, suits, claims, demands, actions, costs, charges, and expenses of any kind or nature made necessary by the Landlord’s non-compliance with governing codes, by-laws, regulations, and ordinances relating to the Building;

(i)	The costs and expenses incurred with respect to the initial acquisition, development or construction of the Building or any expansion thereof; and,

(j)	Mortgage payments and mortgage interest payments.

(k)	It is understood and agreed that the Tenant shall be responsible only for its proportionate share of capital repairs and replacements determined in accordance with sound accounting principles consistently applied, such costs, if appropriate in the circumstances as determined by the Landlord’s accountants, acting reasonably, to be amortized according to sound accounting principles. Without limiting the generality of the foregoing, the Tenant shall not be responsible for any cost attributable to the replacement of the Building’s roof and related components, where the Tenant’s proportionate share of such cost exceeds Fifteen Cents ($0.15) per rentable square foot of the area of the Leased Premises per annum.
7. Measurement: The final rentable area of the Leased Premises shall be subject to adjustment, and the Lease amended to reflect such adjustment, if required, based on the actual rentable area as determined by the Landlord’s space planning architect in accordance with the measurement standards set out in the Lease. The Landlord’s space planning architect’s certificate of final measurement shall be delivered to the Tenant prior to the November 1, 2010. The Leased Premises is approximately 33,701 square feet of rentable area and the Tenant’s “proportionate share” is approximately 29.14%.
8. Fixturinq Period: Following execution of this Agreement and completion of the Landlord’s Work set out in Schedule “B” attached hereto, the Tenant shall be permitted to occupy the Suite 201/203 for the purpose of completing its leasehold improvements, and thereafter to conduct its business, provided it shall comply with and abide by all the terms and conditions of this Agreement and the Lease, save and except for the payment of Minimum Rent and its share of Realty Taxes, Operating Costs and Hydro Charges. Without limiting the generality of the foregoing, the Tenant shall ensure it complies with all covenants and obligations with respect to insurance while occupying Suite 201/203 prior to November 1, 2010.

3

9. Swing Space:The Landlord shall provide the Tenant with access to Suite 201/203, Suite 217 (3,686 rsf), and Suite 228 (726 rsf) in the Building (hereafter referred to collectively as the “Swing Space”), all as shown outlined in red on Schedule “A-1” attached hereto, commencing Seven (7) days following execution of this Agreement until December 31, 2010, to facilitate the construction of Tenant’s leasehold improvements within the Leased Premises. The Tenant shall be responsible for observing all terms and provisions of the Lease while in occupancy of the Swing Space save for the payment of Minimum Rent and its share of Realty Taxes, Operating Costs and Utility Charges. Without limiting the generality of the foregoing, the Tenant shall ensure it complies with all covenants and obligations with respect to insurance while in occupancy of the Swing Space. The Swing Space shall be delivered in a clean, vacant ‘broom swept’ condition with existing lighting in good and working order. The Tenant shall vacate the Swing Space in a clean, vacant ‘broom swept’ condition upon completion of its construction. In the event the Tenant has a bonafide requirement for additional swing space, the Landlord will use its best commercial efforts to provide the Tenant with additional space in the Building, on similar terms, at no cost to the Tenant.
10. Card Reader: Provided it does not adversely affect the Landlord’s card reader system installed at the entrance to 555 Richmond Street West, the Landlord hereby consents to the Tenant and the Tenant’s security company (ADT Security) installing a card reader, compatible with the Tenant’s office security system, at the main building entrance of 555 Richmond Street West which permits access to the Building. The installation of such card reader system shall be strictly subject to the Landlord’s approval of plans, specifications and contractors, all as more particularly set out in the Lease. The charges for the cabling, labour and material shall be an allowable expense included in the Leasehold Improvement Allowance. Notwithstanding anything to the contrary contained herein or in the Lease, the Tenant shall be responsible for removal of the card reader system at the expiration of the Term, if requested by the Landlord.
11. Building Services: The Landlord will use its reasonable commercial efforts to complete the on-going maintenance of the Building in a timely manner. Specifically the Landlord shall use its reasonable commercial efforts to address the following issues in the following approximate timeframes:
i)	Plumbing issues — overflows in washrooms, any type of flooding — immediately

ii)	Ballast replacement issues for lights — within 2 days (depending on location)

iii)	Heat and air condition issues — within Three (3) hours

iv)	Rodent issues — 24 hours
12. Restoration: The Tenant’s rights and obligations with respect to restoration of the Leased Premises at the expiry of the Term or any permitted extension thereof are set out in Section 33(b) of the Lease save and except that the Tenant shall not be responsible for removing those leasehold improvements installed in the Leased Premises prior to April 12, 2010 with the exception that the Tenant shall be responsible for the cost of the Landlord’s removal of the internal stairway connecting Suite 214 and Suite 107 and the returning of the areas affected by such removal to more or less the condition they were in prior to installation of such staircase, such obligation surviving expiration of the Term.
13. HST: All amounts referred to in this Agreement are quoted without the Harmonized Sales Tax and such tax shall be in addition to costs quoted.
14. Relocation: The Landlord shall not relocate the Tenant from any part of the Leased Premises prior to the expiry of the Extended Term or any extension thereof.
15. Sale/Demolition: The Landlord shall not demolish the Building or terminate the Lease for demolition or redevelopment of the Building during the Extended Term or any extension thereof.
16. Special Conditions: The following Special Conditions are set out in more detail in Schedule “C” attached hereto and form part of this Agreement and the Lease:
1.	Leasehold Improvement Allowance (continued)

2.	Right of First Refusal

3.	Option to Extend
17.	Miscellaneous:

4

a.	The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease, and other provisions contained in this Agreement.

b.	The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement.

c.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.

d.	There are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

e.	It is understood and acknowledged that this Lease Amending Agreement and the Lease and all negotiations and discussions relating thereto are of a confidential nature. The Tenant shall not disclose any details related thereto to any party, save and except those required by the operation of the Tenant’s business, to have such information.

f.	Words defined in this Agreement and used herein shall have the same meaning ascribed to them by the Lease.

g.	Time shall be of the essence of this Agreement and the transactions contemplated herein, provided that the time for doing or completing any matter herein may be amended by an agreement in writing signed by both parties.
     IN WITNESS WHEREOF the Landlord has duly executed this Agreement at Toronto, this day 10th of November, 2010.

SIGNED, SEALED AND DELIVERED	)	674951 ONTARIO LIMITED
)
in the presence of:	)	(Landlord)
)
	)	Per:	/s/ Rena Miller

	)		Rena Miller, Property Manager
)
)
	)	Per:	/s/ Robert Carsley

Robert Carsley, President
     IN WITNESS WHEREOF the Tenant has duly executed this Agreement at Vienna, VA this 28th day of October, 2010.

SIGNED, SEALED AND DELIVERED	)	ELOQUA CORPORATION
)
in the presence of:	)
	)	(Tenant)
)
)
)
	)	Per:	/s/ Don Clark

	)		Don Clark, CFO

5

Schedule “A”
The Expansion Premises

6

SCHEDULE A-1
Swing Space

7

SCHEDULE B
Landlord’s Work
The Landlord shall, at its cost and expense within Twenty One (21) days of execution of this Agreement by the parties hereto and delivery to the Landlord of the Tenant’s demising wall plan, or such other schedule agreed upon by Landlord and Tenant in order to minimize disruption to the Tenant’s employees or to allow for Suite 201/203 to be utilized as Swing Space as provided for in Section 9 of this Agreement, complete the work to Suite 201/203 set out hereunder (the “Landlord’s Work”). The Landlord shall complete the Landlord’s Work diligently, expeditiously and in a good and workmanlike manner and all such work shall be performed in accordance with the provisions of the Lease and good construction practices by competent contractors and in compliance with all current, relevant and applicable municipal and provincial building codes, laws, by-laws, and regulations.
1)	Demolish and/or construct the/a demising wall between the Existing Premises and Suite 201/203, as requested and indicated by the Tenant and repair or replace t-bar ceiling and tiles, where applicable, if damaged by such demolition/construction;
2) Replace all burnt out lighting;
3)	Ensure all electrical and HVAC systems in Suite 201/203 are in good and working order;
4) Remove all debris, and deliver Suite 201/203 in a clean, broom swept manner.

8

SCHEDULE C
Special Conditions
1. Leasehold Improvement Allowance (continued from Page 2 Section 4): The Leasehold Improvement Allowance shall be payable upon the occurrence or satisfaction of the following:
i.	The Tenant is in occupancy of the Leased Premises and abiding by the terms and provisions of the Lease; and

ii.	delivery to Landlord of the following:
1)	a statutory declaration of an officer of the contractor that has performed the installation of the Leasehold Improvements or alteration of existing Leasehold Improvements (the “Tenant’s Work”) that the contract under which the Tenant’s Work was performed (the “Tenant Work Contract”) has been “completed” or “abandoned”, as those terms are defined under the Construction Lien Act (Ontario); and

2)	one of:
(A)	if applicable, a certificate of substantial performance of the Tenant Work Contract in the form prescribed in the Act, together with evidence of the date of publication of such certificate as provided by the Act;

(B)	declarations of last supply in the form described in the Act, if applicable, given by officers of all the subcontractors employed by the contractor in the performance of the Tenant’s Work;

(C)	if applicable, a certificate of completion in the form prescribed in the Act, in respect of the subcontract of each subcontractor employed by the contractor that has performed the Tenant’s Work, together with evidence of delivery of a copy of such certificates of completion to each respective subcontractor;

(D)	the expiry of the periods pursuant to the Act within which a person who supplied services or materials in connection with the performance of the Tenant’s Work may file a claim or lien for work or service performed or material supplied, provided no claim for lien for work or service performed or material supplied has been filed, or if such liens have been filed, then only upon such liens being discharged or vacated. In connection therewith, Landlord may require the Tenant to provide evidence by way of a solicitor’s opinion that no liens in connection with the Tenant’s Work are registered against the freehold or leasehold interest in the Land or Building, such opinion to be dated the date of the Leasehold Improvement Allowance is paid to Tenant;

(E)	the delivery to Landlord of proof of payment of worker’s compensation assessments for all Tenant’s contractors and subcontractors; and

(F)	receipted invoices, totalling not less than the Leasehold Improvement Allowance, verifying the actual cost of installing Leasehold Improvements in the Premises.
2. Right of First Refusal: Provided the Tenant is not in default under the Lease, then subordinate to any existing rights of other tenants in the Building as of the date of unconditional acceptance of this Agreement, the Tenant will have a right of first refusal (the “Right of First Refusal”) on any office space on the main and second (2nd) floors of the Building having a rentable area greater than two thousand five hundred (2,500) rentable square feet that come available from time to time (the “RFR Space”). If at any time during the term of this Lease the Landlord receives from a third party an offer to lease that incorporates all or part of the RFR space which the Landlord is prepared to accept (the “Third Party Offer”), the Landlord shall offer the RFR space to the Tenant, in writing, at the terms and conditions of the Third Party Offer in its entirety, including without limitation the lease of space that is not RFR space, with the exception of the following:
i)	In the event the party submitting the Third Party Offer is substantially more creditworthy than the Tenant, then any upfront allowances or inducements may not be granted to the Tenant provided that in such an event the Minimum Rent payable by the Tenant shall be discounted on a pro-rata basis.

9

The Tenant will have five (5) business days following receipt of the terms for the Third Party Offer to advise the Landlord of its acceptance or refusal of the Landlord’s offer. If the Tenant does not exercise its Right of First Refusal and thereafter if the Landlord does not enter into a lease with the new tenant based on the terms and provisions of the Third Party Offer within sixty (60) days after notice is provided to the Tenant then the Tenant’s Right of First Refusal will be in full force and effect. If the Tenant does not exercise its Right of First Refusal and thereafter the Landlord enters into a lease with a new tenant based on the terms and provisions of the Third Party Offer within sixty (60) days after notice is provided to the Tenant, then the Tenant’s Right of First Refusal with respect to the Third Party Offer space will be null and void and of no further force or effect. However, the Right of First Refusal shall continue to be in effect for the remaining RFR Space. The Provisions of this Right of First Refusal are personal to the Tenant.
3. Option to Extend:
If,
(a) The Tenant pays the Rent (including Minimum Rent and Additional Rent) as and when due and punctually observes and performs the terms, covenants and conditions to be observed and performed by it in accordance with the terms of the Lease;
(b) The Tenant is not in default under the Lease;
(c) The Tenant gives the Landlord not less than Nine (9) months and not more than Eighteen (18) months written notice prior to the expiration of the Term of this Lease of the Tenant’s intention to extend the Extended Term of the Lease; and
(d) So long as the Tenant is Eloqua Corporation, or a Permitted Transferee as defined in Subsection 3(e) hereunder, and itself or a Permitted Transferee is in occupation and conducting business in the Leased Premises in accordance with the terms of the Lease, the Tenant expressly acknowledging and agreeing that the provisions of this section are personal to the Tenant or a permitted Transferee, then the Landlord will grant to the Tenant the right to extend the Extended Term of this Lease upon the expiry of the Extended Term for a period of Five (5) years (the “Further Extended Term”) upon the same terms and conditions as set out in the Lease except that:
i)	The Landlord may at its option require the Tenant to enter into a Further Extension Agreement, as prepared by the Landlord at the Tenant’s expense to give effect to the Further Extended Term; and

ii)	The Minimum Rent payable during each year of the Further Extended Term shall be based on the fair market rent, all economic factors considered, for comparable premises (including comparable leasehold improvements), in comparable buildings, in the same neighbourhood, Nine (9) months prior to expiration of the Extended Term. For the purpose of this clause 555 and 543 Richmond Street West are deemed to be comparable buildings. Failing agreement as to the fair market rent, such rent shall be determined by an arbitrator agreed on by the parties both acting reasonably, such arbitrator employing baseball style/final offer arbirtration whereby each party submits a final offer and the arbitrator selects one of the two offers to which the parties will be bound.
(e)	A Permitted Transferee is defined as follows:
i)	A holding body corporate, a subsidiary body corporate or affiliated body corporate (as those terms are defined as of the date of this Offer pursuant to the Canada Business Corporations Act) of the Tenant;

ii)	A corporation formed as a result of a merger or amalgamation involving the Tenant with another corporation or corporations; or

iii)	A purchaser, whether by acquisition of shares or assets, of all or a majority of the Tenant’s business and/or assets.

10